EXHIBIT 10.1

                                                                  EXECUTION COPY



                                    FIVE-YEAR


                                CREDIT AGREEMENT


                                   dated as of


                                October 25, 2005

                                      among



                             THE VALSPAR CORPORATION

                           The Borrowing Subsidiaries
                                  Party Hereto


                            The Lenders Party Hereto


                                       and


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                           J.P. MORGAN EUROPE LIMITED,
                                 as London Agent

                         J.P. MORGAN AUSTRALIA LIMITED,
                               as Australian Agent


                               BARCLAYS BANK PLC,
                              as Syndication Agent

                           ___________________________

                J.P. MORGAN SECURITIES INC. and BARCLAYS CAPITAL,
                   as Co-Lead Arrangers and Joint Bookrunners




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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms..................................................1
SECTION 1.02.  Classification of Loans and Borrowings........................23
SECTION 1.03.  Terms Generally...............................................23
SECTION 1.04.  Accounting Terms; GAAP........................................23
SECTION 1.05.  Exchange Rates................................................24
SECTION 1.06.  Redenomination of Certain Designated Foreign Currencies.......24

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments...................................................25
SECTION 2.02.  Loans and Borrowings..........................................25
SECTION 2.03.  Requests for Revolving Borrowings.............................26
SECTION 2.04.  Competitive Bid Procedure.....................................27
SECTION 2.05.  Letters of Credit.............................................29
SECTION 2.06.  Funding of Borrowings.........................................34
SECTION 2.07.  Interest Elections............................................34
SECTION 2.08.  Termination and Reduction of Commitments......................36
SECTION 2.09.  Repayment of Loans; Evidence of Debt..........................37
SECTION 2.10.  Prepayment of Loans...........................................38
SECTION 2.11.  Fees..........................................................38
SECTION 2.12.  Interest......................................................40
SECTION 2.13.  Alternate Rate of Interest....................................41
SECTION 2.14.  Increased Costs...............................................42
SECTION 2.15.  Break Funding Payments........................................43
SECTION 2.16.  Taxes.........................................................44
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs...45
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders................47
SECTION 2.19.  Borrowing Subsidiaries........................................47
SECTION 2.20.  Additional Reserve Costs......................................48
SECTION 2.21.  Foreign Subsidiary Costs......................................48
SECTION 2.22.  Reliquification Bills.........................................49

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Corporate Existence and Power.................................50


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                                                                           Page
                                                                           ----

SECTION 3.02.  Corporate and Governmental Authorization; No Contravention....50
SECTION 3.03.  Binding Effect................................................50
SECTION 3.04.  Financial Information.........................................50
SECTION 3.05.  No Litigation.................................................50
SECTION 3.06.  Compliance with ERISA.........................................51
SECTION 3.07.  Compliance with Laws; Payment of Taxes........................51
SECTION 3.08.  Subsidiaries..................................................51
SECTION 3.09.  Investment Company Act........................................52
SECTION 3.10.  Public Utility Holding Company Act............................52
SECTION 3.11.  Ownership of Property; Liens..................................52
SECTION 3.12.  No Default....................................................52
SECTION 3.13.  Full Disclosure...............................................52
SECTION 3.14.  Environmental Matters.........................................52
SECTION 3.15.  Capital Stock.................................................53
SECTION 3.16.  Margin Stock..................................................53
SECTION 3.17.  Insolvency....................................................53

                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date................................................53
SECTION 4.02.  Each Credit Event.............................................55
SECTION 4.03.  Initial Borrowing by each Borrowing Subsidiary................55

                                    ARTICLE V

                                    Covenants

SECTION 5.01.  Information...................................................56
SECTION 5.02.  Inspection of Property, Books and Records.....................57
SECTION 5.03.  Ratio of Consolidated Debt to Consolidated EBITDA.............58
SECTION 5.04.  Minimum Shareholders' Equity..................................58
SECTION 5.05.  Restricted Payments...........................................58
SECTION 5.06.  Loans or Advances.............................................58
SECTION 5.07.  Acquisitions..................................................58
SECTION 5.08.  Negative Pledge...............................................59
SECTION 5.09.  Maintenance of Existence......................................60
SECTION 5.10.  Dissolution...................................................60
SECTION 5.11.  Consolidations, Mergers and Sales of Assets...................60
SECTION 5.12.  Use of Proceeds...............................................60
SECTION 5.13.  Compliance with Laws; Payment of Taxes........................60
SECTION 5.14.  Insurance.....................................................61
SECTION 5.15.  Change in Fiscal Year.........................................61
SECTION 5.16.  Maintenance of Property.......................................61
SECTION 5.17.  Environmental Notices.........................................61


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                                                                           Page
                                                                           ----

SECTION 5.18.  Environmental Matters.........................................61
SECTION 5.19.  Environmental Release.........................................62
SECTION 5.20.  Transactions with Affiliates..................................62
SECTION 5.21.  Limitation on Subsidiary Debt.................................62
SECTION 5.22.  Subsidiary Guarantors.........................................62

                                   ARTICLE VI

                                Events of Default

SECTION 6.01.  Events of Default.............................................63
SECTION 6.02.  Notice of Default.............................................65

                                   ARTICLE VII

                                   The Agents


                                  ARTICLE VIII

                                    Guarantee


                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Notices.......................................................70
SECTION 9.02.  Waivers; Amendments...........................................70
SECTION 9.03.  Expenses; Indemnity; Damage Waiver............................73
SECTION 9.04.  Successors and Assigns........................................74
SECTION 9.05.  Survival......................................................77
SECTION 9.06.  Counterparts; Integration; Effectiveness......................78
SECTION 9.07.  Severability..................................................78
SECTION 9.08.  Right of Setoff...............................................78
SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process....78
SECTION 9.10.  WAIVER OF JURY TRIAL..........................................79
SECTION 9.11.  Headings......................................................79
SECTION 9.12.  Confidentiality...............................................80
SECTION 9.13.  Conversion of Currencies......................................80
SECTION 9.14.  Interest Rate Limitation......................................81
SECTION 9.15.  Release of Subsidiary Guarantors..............................81
SECTION 9.16.  USA Patriot Act...............................................81


                                      iii

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SCHEDULES:
----------

Schedule 1.01  --     Domestic Material Subsidiaries

Schedule 2.01  --     Commitments

Schedule 3.08  --     Subsidiaries

Schedule 3.14  --     Environmental Matters


EXHIBITS:
---------

Exhibit A-1    --     Form of Borrowing Subsidiary Agreement

Exhibit A-2    --     Form of Borrowing Subsidiary Termination

Exhibit B      --     Form of Assignment and Assumption

Exhibit C      --     Form of Opinion of Lindquist & Vennum, PLLP

Exhibit D      --     Mandatory Costs Rate

Exhibit E      --     Form of Compliance Certificate

Exhibit F      --     Form of Guarantee Agreement

Exhibit G      --     Form of Indemnity, Subrogation and Contribution Agreement













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                                    FIVE-YEAR CREDIT AGREEMENT dated as of
                           October 25, 2005, among THE VALSPAR CORPORATION, a Delaware corporation (the "Company"); the BORROWING SUBSIDIARIES from time to time party hereto; the LENDERS from time to time party hereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent; J.P. MORGAN EUROPE LIMITED, as London Agent; J.P. MORGAN AUSTRALIA LIMITED (ABN 52 002 888011), as Australian Agent; and BARCLAYS BANK PLC, as Syndication Agent.

         The Company has requested the Lenders to extend Commitments under which the Borrowers may obtain revolving loans in an aggregate principal amount at any time outstanding not greater than US$500,000,000 or the equivalent thereof in certain other currencies. The proceeds of the Borrowings hereunder will be used to refinance existing Debt of the Company and the Subsidiaries and to pay related fees and expenses, as well as for working capital and general corporate purposes, including the financing of future acquisitions.

         The Lenders are willing to establish the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACQUISITION" means any transaction pursuant to which the Company or any of the Subsidiaries directly or indirectly, in its own name or by or through a nominee or an agent (a) acquires equity Securities (or warrants, options or other rights to acquire such Securities) of any Person other than the Company or a Person which is, prior to such acquisition, a Subsidiary of the Company, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Company, or causes any Person other than a Subsidiary to be merged into the Company or any of its Subsidiaries, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Securities, in exchange for such Securities, of cash or Securities of the Company or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person or line of business or business unit

(or substantially all of the assets comprising a line of business or business unit) of any Person.

         "ADJUSTED LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; PROVIDED that, with respect to any Eurocurrency Borrowing denominated in a Designated Foreign Currency for any Interest Period, Adjusted LIBO Rate means an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period.

         "ADMINISTRATIVE AGENT" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENTS" means, collectively, the Administrative Agent, the London Agent and the Australian Agent.

         "AGREEMENT CURRENCY" has the meaning assigned to such term in Section 9.13(b).

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE AGENT" means (a) with respect to a Loan or Borrowing denominated in US Dollars, the Administrative Agent, (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency, the London Agent and (c) with respect to a Loan or Borrowing denominated in Australian Dollars, the Australian Agent.

         "APPLICABLE CREDITOR" has the meaning assigned to such term in Section 9.13(b).


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


         "APPLICABLE PERCENTAGE" means at any time, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment at such time, or if the Commitments have terminated or expired, the percentage of the total Revolving Exposures and Competitive Loan Exposures represented by such Lender's Revolving Exposures and Competitive Loan Exposures at such time; PROVIDED that if at the time of determination there are no Revolving Exposures or Competitive Loan Exposures, the "Applicable Percentage" shall be the percentage of the total Commitments most recently in effect represented by such Lender's Commitment most recently in effect.

         "APPLICABLE RATE" means, for any day, with respect to any Eurocurrency Revolving Loan or Bill Rate Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency and Bill Rate Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt (or, if the Company does not have Index Debt, then based upon the Company's corporate credit ratings by Moody's and S&P):

                                   Eurocurrency and                  Facility
Index Debt Ratings:                Bill Rate Spread                  Fee Rate
-------------------                ----------------                  --------

Category 1                             .220%                          .080%
----------
A-/A3 or higher

Category 2                             .300%                          .100%
----------
BBB+/Baa1

Category 3                             .375%                          .125%
----------
BBB/Baa2

Category 4                             .600%                          .150%
----------
BBB-/Baa3

Category 5                             .800%                          .200%
----------
lower than BBB-/Baa3

         For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt or a corporate credit rating for the Company (other than by reason of the circumstances referred to in the third sentence of this paragraph), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt or the Company's corporate credit ratings shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (A) the ratings are not in two adjacent Categories, in which case the Applicable Rate shall be determined by reference to the Category one level above the Category corresponding to the lower of the two ratings, or (B) one of the ratings is in Category 5, in which case the Applicable Rate shall be determined by reference to Category 5; and (iii) if the ratings

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established or deemed to have been established by Moody's and S&P for the Index
Debt or the Company's corporate credit ratings shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined using the rating of such rating agency most recently in effect prior to such change or cessation.

         "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and reasonably acceptable to the Company.

         "AUSTRALIAN AGENT" means JPMAL, in its capacity as Australian agent for the Lenders hereunder, or any successor thereto appointed in accordance with
Article VII.

         "AUSTRALIAN BANK BILL RATE" means, for any Interest Period, the rate per annum which is:

         (a) the average determined bid rate (rounded upwards if necessary to the nearest four decimal places) for Bills accepted by a bank having a tenor which is closest to that Interest Period and published on the "BBSY" reference page of the Reuters Monitor System at or about 10:10 am (Local Time) on the first day of that Interest Period;

         (b) if on that day that rate is not published by 10:30 am, the rate determined by the Australian Agent in good faith to be the average determined bid rate for Bills accepted by a bank on that day having a tenor which is closest to that Interest Period.

         "AUSTRALIAN BORROWING SUBSIDIARY" means any Subsidiary that is incorporated or otherwise organized under the laws of Australia or any political subdivision thereof that has been designated as a Borrowing Subsidiary pursuant to Section 2.19 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

         "AUSTRALIAN DOLLARS" or "A$" means the lawful currency of Australia.

         "AUSTRALIAN LENDING OFFICE" means, as to any Australian Tranche Lender, the applicable office designated to make Loans in Australian Dollars.

         "AUSTRALIAN TRANCHE COMMITMENT" means, with respect to each Australian Tranche Lender, the commitment of such Australian Tranche Lender set forth on
Schedule 2.01 (or in the Assignment and Assumption pursuant to which such Australian Tranche Lender shall have assumed its Australian Tranche Commitment) to make Australian Tranche Revolving Loans pursuant to Section 2.01(b), as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 9.02(c) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Australian Tranche Commitments on the date hereof is US$50,000,000.

         "AUSTRALIAN TRANCHE LENDER" means a Lender with an Australian Tranche Commitment.

         "AUSTRALIAN TRANCHE PERCENTAGE" means, with respect to any Australian Tranche Lender, the percentage of the total Australian Tranche Commitments represented by such Lender's Australian Tranche Commitment. If the Australian Tranche Commitments have terminated or expired, the Australian Tranche Percentages shall be determined based upon the Australian Tranche Commitments most recently in effect, giving effect to any assignments.

         "AUSTRALIAN TRANCHE REVOLVING BORROWING" means a Borrowing comprised of Australian Tranche Revolving Loans.

         "AUSTRALIAN TRANCHE REVOLVING EXPOSURE" means, with respect to any Australian Tranche Lender at any time, the sum of the US Dollar Equivalents of the principal amounts of such Lender's Australian Tranche Revolving Loans.

         "AUSTRALIAN TRANCHE REVOLVING LOAN" means a Loan made by an Australian Tranche Lender pursuant to Section 2.01(b). Each Australian Tranche Revolving Loan shall be (i) if denominated in Australian Dollars, a Bill Rate Loan, (ii) if denominated in a Designated Foreign Currency, a Eurocurrency Loan and (iii) if denominated in US Dollars, a Eurocurrency Loan or an ABR Loan.

         "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "BILL" has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing or acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

         "BILL RATE", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Australian Bank Bill Rate.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" means the Company or any Borrowing Subsidiary.

         "BORROWING" means (a) Revolving Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

         "BORROWING MINIMUM" means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Committed Foreign Currency, the smallest amount of such Committed Foreign Currency that has a US Dollar Equivalent in excess of US$5,000,000.

         "BORROWING MULTIPLE" means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Committed Foreign Currency, 250,000 units of such currency.

         "BORROWING REQUEST" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

         "BORROWING SUBSIDIARY" means, at any time, each of the Subsidiaries that (a) is named on the signature pages to this Agreement or (b) has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19, other than any such Subsidiary that has ceased to be a Borrowing Subsidiary as provided in Section 2.19.

         "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

         "BORROWING SUBSIDIARY TERMINATION" means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED, that (a) when used in connection with a Eurocurrency Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Loan denominated in Euro, the term "BUSINESS DAY" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro and (c) when used in connection with a Bill Rate Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in deposits in Australian Dollars in the Sydney or Melbourne markets.

         "CALCULATION DATE" means the last Business Day of each calendar month.

         "CAPITAL STOCK" means any capital stock (other than Redeemable Preferred Stock) of the Company or any Consolidated Subsidiary (to the extent issued to a Person other than the Company), whether common or preferred.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System established pursuant to CERCLA.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CLASS", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Competitive Loans, Multicurrency Tranche Revolving Loans, Australian Tranche Revolving Loans or Loans under any term or revolving loan commitments established under Section 9.02(c) and (b) any Commitment, refers to whether such Commitment is a Multicurrency Tranche Commitment, an Australian Tranche Commitment or a term or revolving loan commitment established under Section 9.02(c).

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

         "COMMITMENT" means a Multicurrency Tranche Commitment, an Australian Tranche Commitment or a term or revolving loan commitment established under
Section 9.02(c).

         "COMMITTED FOREIGN CURRENCY" means Australian Dollars or any Designated Foreign Currency.

         "COMPANY" means The Valspar Corporation, a Delaware corporation.

         "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

         "COMPETITIVE BID RATE" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

         "COMPETITIVE BID REQUEST" means a request by any Borrower for Competitive Bids in accordance with Section 2.04.

         "COMPETITIVE LOAN" means a Loan made pursuant to Section 2.04.

         "COMPETITIVE LOAN EXPOSURE" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the outstanding Competitive Loans of such Lender denominated in US Dollars and (b) the sum of the US Dollar Equivalents of the aggregate principal amounts of the outstanding Competitive Loans of such Lender denominated in Designated Foreign Currencies.

         "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED EBITDA" for any period means the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period,
(iii) taxes on income of the Company and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (iv) Depreciation for such period and (v) amortization of intangible assets of the Company and its Consolidated Subsidiaries for such period. In determining Consolidated EBITDA for any period, any Consolidated Subsidiary acquired during such period by the Company or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period.

         "CONSOLIDATED INTEREST EXPENSE" for any period means interest, whether expensed or capitalized, in respect of Debt of the Company or any of its Consolidated Subsidiaries outstanding during such period.

         "CONSOLIDATED NET INCOME" means, for any period, Reported Net Income, excluding (i) extraordinary items and (ii) any equity interests of the Company or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

         "CONSOLIDATED OPERATING PROFITS" means, for any period, the Operating Profits of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Company in its consolidated financial statements as of such date.

         "CONSOLIDATED TOTAL ASSETS" means, at any time, the Total Assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, but only if such obligations are, in accordance with GAAP, recorded on such Person's financial books as long-term debt, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) the net obligation of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging agreements (and for purposes of this Agreement, the net amount which such Person is obligated to pay under any such agreement upon termination of such agreement shall be deemed to constitute the principal amount of such net obligation).

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

         "DEPRECIATION" means for any period the sum of all depreciation expenses of the Company and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

         "DESIGNATED FOREIGN CURRENCY" means Sterling, Yen, Euro and Swiss
Francs.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

         "DOMESTIC MATERIAL SUBSIDIARY" means any Material Subsidiary that is a Domestic Subsidiary.

         "DOMESTIC SUBSIDIARY" means a Subsidiary incorporated or organized under the laws of the United States of America, any State or territory thereof or the District of Columbia.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "EMU LEGISLATION" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro that apply generally in the European Union.

         "ENVIRONMENTAL AUTHORITY" means any Governmental Authority that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "ENVIRONMENTAL AUTHORIZATIONS" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Company or any Subsidiary required by any Environmental Requirement.

         "ENVIRONMENTAL JUDGMENTS AND ORDERS" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirement, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "ENVIRONMENTAL LIABILITIES" means any liabilities, whether accrued, contingent or otherwise, arising from or in any way associated with any Environmental Requirement, Environmental Judgments and Orders, Environmental Notices, Environmental Proceedings, or Environmental Releases.

         "ENVIRONMENTAL NOTICES" means notice from any Environmental Authority or by any other person or entity, of alleged material noncompliance with or material liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "ENVIRONMENTAL PROCEEDINGS" means any judicial or administrative proceedings to which the Company or any Subsidiary is a party or to which their respective properties are subject, arising from or in any way associated with any Environmental Requirement.

         "ENVIRONMENTAL RELEASES" means releases as defined in CERCLA or under any Environmental Requirement.

         "ENVIRONMENTAL REQUIREMENT" means any legal requirement relating to health, safety or the environment, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees, judgments, injunctions and common law.

         "EQUITY INTERESTS" means shares of Capital Stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "EURO" or "E" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

         "EUROCURRENCY", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCESS MARGIN STOCK" means that portion, if any, of the Margin Stock owned by the Company and the Subsidiaries that must be excluded from the restrictions imposed by Section 5.08 and Section 5.11 in order for the value (determined in accordance with Regulation U) of Margin Stock subject to such Section to account for less than 25% of the aggregate value (as so determined) of all assets subject to such Section.

         "EXCHANGE RATE" means on any day, with respect to any Committed Foreign Currency, the rate at which such Committed Foreign Currency may be exchanged into US Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Committed Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its exchange operations in respect of such Committed Foreign Currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

         "EXCLUDED TAXES" means, with respect to the Agents, the Issuing Bank, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under which such recipient is organized or in which its principal office is located or in which its applicable lending office is located, (b) any branch profit taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Multicurrency Tranche Lender (other than a purchaser of a participation pursuant to Section 2.17(c) or an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax imposed by the United States of America that is in effect and would apply to amounts payable to such Multicurrency Tranche Lender by the Company or a Borrower which is a Domestic Subsidiary from an office within such jurisdiction at the time such Multicurrency Tranche Lender becomes a party to this Agreement (or designates a new lending office), (d) in the case of an Australian Tranche Lender (other than a purchaser of a participation pursuant to Section 2.17(c) or an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax that is imposed (i) by Australia (or any state or other political subdivision therein) on payments by an Australian Borrowing Subsidiary from an office within such jurisdiction or (ii) by the United States of America (or any political subdivision thereof) on payments by the Company or any Borrower which is a Domestic Subsidiary from an office within such jurisdiction, in either case to the extent such tax is in effect and would apply as of the date such Australian Tranche Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Australian Tranche Lender and is in effect and would apply at the time such lending office is designated and (e) any withholding tax that is attributable to such Lender's failure to comply with
Section 2.16(e), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) shall have been entitled, at the time it became party to this Agreement or designated such new lending office, to receive additional amounts with respect to any withholding tax or (ii) such withholding tax shall have resulted from the making of any payment to a location other than the office designated by the Applicable Agent or such Lender for the receipt of payments of the applicable type.

         "EXISTING CREDIT AGREEMENT" means the Five-Year Credit Agreement dated as of November 17, 2000 among the Company, the Borrowing Subsidiaries party thereto, the Lenders party thereto, JPMCB (as successor to The Chase Manhattan
Bank), as Administrative Agent, JPMEL (as successor to Chase Manhattan International Limited), as London Agent, JPMAL (as successor to Chase Securities Australia Limited), as Australian Agent, and Bank of America, N.A., Citicorp USA, Inc. and Wachovia Bank, N.A. as Co-Syndication Agents and Co-Documentation Agents.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FISCAL QUARTER" means any fiscal quarter of the Company.

         "FISCAL YEAR" means any fiscal year of the Company.

         "FIXED RATE" means, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

         "FIXED RATE LOAN" means a Competitive Loan bearing interest at a Fixed Rate.

         "FOREIGN LENDER" means, as to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GRANTING LENDER" shall have the meaning assigned to such term in
Section 9.04(h).

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "GUARANTEE AGREEMENT" means the Guarantee Agreement, substantially in the form of Exhibit F, between the Subsidiary Guarantors and the Administrative Agent for the benefit of the Lenders.

         "HAZARDOUS MATERIALS" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit G, among the Company, the Subsidiary Guarantors and the Administrative Agent.

         "INDEX DEBT" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than a Subsidiary) or subject to any other credit enhancement.

         "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated September 2005 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

         "INTEREST ELECTION REQUEST" means a request by the relevant Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

         "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or Bill Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Bill Rate Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

         "INTEREST PERIOD" means (a) with respect to any Eurocurrency Borrowing or Bill Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the applicable Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing or Bill Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing or Bill Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "ISSUING BANK" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliates with respect to Letters of Credit issued by such Affiliates.

         "JPMAL" means J.P. Morgan Australia Limited and its successors.

         "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

         "JPMEL" means J.P. Morgan Europe Limited and its successors.

         "JUDGMENT CURRENCY" has the meaning assigned to such term in Section 9.13(b).

         "LC DISBURSEMENT" means a payment made by the Issuing Bank in respect of a Letter of Credit.

         "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Multicurrency Tranche Lender at any time shall be such Lender's Multicurrency Tranche Percentage of the aggregate LC Exposure at such time.

         "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement on behalf of Lenders holding Multicurrency Tranche Commitments.

         "LEVERAGE RATIO" means, at any date of determination, the ratio of Consolidated Debt at the end of the most recent fiscal quarter for which financial statements have been delivered to Consolidated EBITDA for the period of four consecutive fiscal quarters then ended.

         "LIBO RATE" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Telerate screen), for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

         "LIEN" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (but not an operating lease) or other title retention agreement relating to such asset.

         "LILLY SECURITIES" means the 7 3/4% Senior Notes due 2007 issued under the Indenture dated as of November 10, 1997, between Lilly Industries, Inc. and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee.

         "LOAN DOCUMENTS" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and each promissory note delivered pursuant to this Agreement, as such documents may be amended, modified, supplemented, or restated from time to time.

         "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

         "LOCAL TIME" means (a) with respect to a Loan or Borrowing denominated in US Dollars, New York City time, (b) with respect to a Loan or Borrowing denominated in any Designated Foreign Currency, London time and (c) with respect to a Loan or Borrowing denominated in Australian Dollars, Sydney time.

         "LONDON AGENT" means JPMEL, in its capacity as London agent for the Lenders hereunder, or any successor thereto appointed in accordance with Article VII.

         "MARGIN" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

         "MARGIN STOCK" means "margin stock" as defined in Regulation T, U or X of the Board, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "MATERIAL ADVERSE EFFECT" means any event, act, condition or occurrence that, alone or in conjunction with one or more other events, acts, conditions or occurrences, has resulted or is reasonably likely to result in a material adverse effect on

(a) the financial condition, operations, business or properties of the Company and the Consolidated Subsidiaries, taken as a whole, (b) the rights and remedies of the Agents and the Lenders under the Loan Documents or the ability of the Company to perform its obligations under the Loan Documents to which it is a party or (c) the legality, validity or enforceability of any Loan Document.

         "MATERIAL SUBSIDIARY" means, on any date, any Subsidiary that either
(a) had, at the end of the most recently ended Fiscal Year, assets with a book value greater than 10% of Consolidated Total Assets at the end of such Fiscal Year (or, with respect to any Subsidiary that shall have been acquired by the Company since the end of such Fiscal Year, that had, at the time of such acquisition, assets with a book value greater than 10% of Consolidated Total Assets at the end of such Fiscal Year), or (b) contributed more than 5% of Consolidated Operating Profits for the most recently ended Fiscal Year (or, with respect to any Subsidiary that shall have been acquired by the Company since the end of such Fiscal Year, that would have contributed more than 5% of Consolidated Operating Profits for the entire such Fiscal Year had it been a Subsidiary for the entire such Fiscal Year, as determined on a pro forma basis in accordance with GAAP); PROVIDED, that if at any time the aggregate Total Assets of all Domestic Subsidiaries that are not Material Subsidiaries as of the end of the most recently ended Fiscal Year exceeds 20% of Consolidated Total Assets as of the end of such Fiscal Year, the Company (or, in the event the Company has failed to do so within 30 days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as "Material Subsidiaries" to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

         "MATURITY DATE" means October 25, 2010.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTICURRENCY TRANCHE COMMITMENT" means, with respect to each Multicurrency Tranche Lender, the commitment of such Multicurrency Tranche Lender set forth on Schedule 2.01 (or in the Assignment and Assumption pursuant to which such Multicurrency Tranche Lender shall have assumed its Multicurrency Tranche Commitment) to make Multicurrency Tranche Revolving Loans pursuant to
Section 2.01(a), as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 9.02(c) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Multicurrency Tranche Commitments on the date hereof is US$450,000,000.

         "MULTICURRENCY TRANCHE LENDER" mean a Lender with a Multicurrency Tranche Commitment.

         "MULTICURRENCY TRANCHE PERCENTAGE" means, with respect to any Multicurrency Tranche Lender, the percentage of the total Multicurrency Tranche Commitments represented by such Lender's Multicurrency Tranche Commitment. If the Multicurrency Tranche Commitments have terminated or expired, the Multicurrency

Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments most recently in effect, giving effect to any assignments.

         "MULTICURRENCY TRANCHE REVOLVING BORROWING" means a Borrowing comprised of Multicurrency Tranche Revolving Loans.

         "MULTICURRENCY TRANCHE REVOLVING EXPOSURE" means, with respect to any Multicurrency Tranche Lender at any time, the sum of (i) the US Dollar Equivalent of the principal amounts of such Lender's Multicurrency Tranche Revolving Loans and (ii) the LC Exposure of such Lender at such time.

         "MULTICURRENCY TRANCHE REVOLVING LOAN" means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(a). Each Multicurrency Tranche Revolving Loan shall be (i) if denominated in a Designated Foreign Currency, a Eurocurrency Loan or (ii) if denominated in US Dollars, a Eurocurrency Loan or an ABR Loan.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NET INCOME" means, as applied to any Person for any period, the aggregate amount of net income of such Person, for such period, as determined in accordance with GAAP.

         "NET PROCEEDS OF CAPITAL STOCK/CONVERSION OF DEBT" means any and all proceeds (whether cash or non-cash) or other consideration received by the Company or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Company or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

         "OBLIGATIONS" means the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to each Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all payments required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company or any other Borrower or Subsidiary Guarantor under this Agreement or any other Loan Document.

         "OPERATING PROFITS" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERMITTED ACQUISITION" means any Acquisition (a) which is of a Person engaged in or assets used in the same or similar line or lines of business as the Company or any Consolidated Subsidiaries, and (b) if the aggregate consideration to be paid by the Company or any Subsidiary in connection with such Acquisition exceeds US$100,000,000, as to which the Company has delivered to the Lenders a certificate of the chief financial officer, treasurer or chief accounting officer of the Company certifying (and, in the case of Sections 5.03, 5.04, 5.08 and 5.11(d), including calculations evidencing) pro-forma compliance with the terms of this Agreement after giving effect to such Acquisition.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PREPAID REBATES" means any payment made to or credit allowed to a customer or prospective customer of the Company or any Subsidiary, or to any affiliate of the customer or prospective customer, in each case in the ordinary course of the Company's or such Subsidiary's business and pursuant to a written agreement or purchase order, which represents the prepayment of a rebate, price discount or price reduction on products sold or to be sold by the Company or such Subsidiary to one or more customers or prospective customers.

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "PROPERTIES" means all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

         "QUOTATION DAY" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

         "REDEEMABLE PREFERRED STOCK" of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

         "REGISTER" has the meaning set forth in Section 9.04(c).

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REPORTED NET INCOME" means, for any period, the Net Income of the Company and its Consolidated Subsidiaries determined on a consolidated basis.

         "REQUIRED LENDERS" means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time; PROVIDED that (i) for purposes of terminating the Commitments pursuant to Article VI, Required Lenders shall mean Lenders representing more than 50% of the Commitments at such time, (ii) for purposes of declaring the Loans to be due and payable pursuant to
Article VI, Required Lenders shall mean Lenders having Revolving Exposures and Competitive Loan Exposures representing more than 50% of the total Revolving Exposures and Competitive Loan Exposures at such time and (iii) for all purposes after the Loans become due and payable pursuant to Article VI and the Commitments expire or terminate, Required Lenders shall mean Lenders having Revolving Exposures and Competitive Loan Exposures representing more than 50% of the total Revolving Exposures and Competitive Loan Exposures at such time.

         "RESET DATE" has the meaning assigned to such term in Section 1.05.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock).

         "REVOLVING EXPOSURE" means a Multicurrency Tranche Revolving Exposure or an Australian Tranche Revolving Exposure.

         "REVOLVING LOAN" means a Multicurrency Tranche Revolving Loan or an Australian Tranche Revolving Loan.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SECURITY" has the meaning assigned to such term in Section 2(l) of the Securities Act of 1933, as amended.

         "SHAREHOLDERS' EQUITY" means, at any time, the shareholders' equity of the Company and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Company or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

         "SPC" shall have the meaning assigned to such term in Section 9.04(h).

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "STERLING" or "(pound)" means the lawful money of the United Kingdom.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation or other entity of which equity securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the parent.

         "SUBSIDIARY" means any subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" means (i) each Subsidiary listed on Schedule
1.01 and (ii) each Subsidiary that becomes a Guarantor pursuant to Section 5.22.

         "SWISS FRANCS" means the lawful currency of Switzerland.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "THIRD PARTIES" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's or any Subsidiary's business and on a temporary basis.

         "TOTAL ASSETS" of any Person means, at any time, the total assets of such Person, as set forth or reflected or as should be set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

         "TRANSACTIONS" means the execution, delivery and performance by the Borrowers of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Australian Bank Bill Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

         "US BORROWING SUBSIDIARY" means any Subsidiary that is incorporated or otherwise organized under the laws of the United States or any political subdivision thereof that has been designated as a Borrowing Subsidiary pursuant to Section 2.19 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

         "US DOLLARS" or "US$" refers to lawful money of the United States of America.

         "US DOLLAR EQUIVALENT" means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount in any Committed Foreign Currency, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Committed Foreign Currency at the time in effect under the provisions of such Section.

         "US LENDING OFFICE" means, as to any Australian Tranche Lender, the applicable office designated to make Loans in US Dollars.

         "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "YEN" or "(Y)"means the lawful money of Japan.

         SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Multicurrency Tranche Revolving Loan") or by Type (E.G., a "Eurocurrency Loan") or by Class and Type (E.G., a "Multicurrency Tranche Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Multicurrency Tranche Revolving Borrowing") or by Type (E.G., a "Eurocurrency Borrowing") or by Class and Type (E.G., a "Multicurrency Tranche Eurocurrency Revolving Borrowing").

         SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         SECTION 1.05. EXCHANGE RATES. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Committed Foreign Currency and (ii) give notice thereof to the Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 9.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Committed Foreign Currencies.

         (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each date on which Revolving Loans denominated in any Committed Foreign Currency are made or are continued for a new Interest Period, the Administrative Agent shall (i) determine the aggregate amount of the US Dollar Equivalent of the principal amounts of the Loans denominated in Committed Foreign Currencies then outstanding (after giving effect to any Loans denominated in Committed Foreign Currencies made or repaid on such date) and (ii) notify the Lenders and the Company of the results of such determination.

         SECTION 1.06. REDENOMINATION OF CERTAIN DESIGNATED FOREIGN CURRENCIES.
(a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; PROVIDED that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

         (b) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euro.

         (c) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II

                                   The Credits
                                   -----------

         SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Multicurrency Tranche Lender agrees to make Multicurrency Tranche Revolving Loans to the Borrowers from time to time during the Availability Period in US Dollars or one or more Designated Foreign Currencies in amounts that will not result in (i) such Lender's Multicurrency Tranche Revolving Exposure exceeding its Multicurrency Tranche Commitment, (ii) the aggregate Multicurrency Tranche Revolving Exposures exceeding the aggregate Multicurrency Tranche Commitments, and (iii) the sum of the aggregate Revolving Exposures plus the aggregate Competitive Loan Exposures exceeding the aggregate Commitments.

         (b) Subject to the terms and conditions set forth herein, each Australian Tranche Lender agrees (i) to make Australian Tranche Revolving Loans to the Australian Borrowing Subsidiaries in Australian Dollars from its Australian Lending Office, and (ii) to make Australian Tranche Revolving Loans to the Company and the US Borrowing Subsidiaries in US Dollars or one or more Designated Foreign Currencies (PROVIDED that no Australian Tranche Lender shall be required to make Australian Tranche Revolving Loans denominated in US Dollars or any Designated Foreign Currency from its Australian Lending Office), in amounts that will not result in (A) such Lender's Australian Tranche Revolving Exposure exceeding its Australian Tranche Commitment, (B) the aggregate Australian Tranche Revolving Exposures exceeding the aggregate Australian Tranche Commitments or (C) the sum of the aggregate Revolving Exposures plus the aggregate Competitive Loan Exposures exceeding the aggregate Commitments.

         (c) Within the foregoing limits, and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02. LOANS AND BORROWINGS. (a) Each Multicurrency Tranche Revolving Loan shall be made as part of a Borrowing consisting of Multicurrency Tranche Revolving Loans made by the Multicurrency Tranche Lenders ratably in accordance with their respective Multicurrency Tranche Commitments. Each Australian Tranche Revolving Loan shall be made as part of a Borrowing consisting of Australian Tranche Revolving Loans made by the Australian Tranche Lenders ratably in accordance with their respective Australian Tranche Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

         (b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in a Designated Foreign Currency shall be comprised entirely of Eurocurrency Loans, (ii) each Revolving Borrowing denominated in Australian Dollars shall be comprised entirely of Bill Rate Loans, (iii) each Revolving Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith, and (iv) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments of the applicable Class, or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurocurrency Revolving Borrowings outstanding with different Interest Period termination dates.

         (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. REQUESTS FOR REVOLVING BORROWINGS. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing denominated in US Dollars or a Bill Rate Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Applicable Agent and signed by the applicable Borrower, or by the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

                  (ii) the Class, currency and aggregate principal amount of the requested Borrowing;

                  (iii) the date of the requested Borrowing, which shall be a Business Day;

                  (iv) whether the requested Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Bill Rate Borrowing;

                  (v) in the case of a Eurocurrency Borrowing or a Bill Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no currency is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing, (ii) in the case of a Borrowing denominated in a Designated Foreign Currency, a Eurocurrency Borrowing and (iii) in the case of a Borrowing denominated in Australian Dollars, a Bill Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans, in each case denominated in US Dollars or any Designated Foreign Currency; PROVIDED that after giving effect to any Borrowing of Competitive Loans the sum of the total Revolving Exposures and the total Competitive Loan Exposures shall not exceed the total Commitments. To request Competitive Bids, the Company or the applicable Borrowing Subsidiary shall notify the Applicable Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing; PROVIDED that the Borrowers may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written

Competitive Bid Request in a form approved by the Applicable Agent and signed by the relevant Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower requesting such Borrowing (or on whose behalf the Company is requesting such Borrowing);

                  (ii) the aggregate principal amount and currency of the requested Borrowing;

                  (iii) the date of the requested Borrowing, which shall be a Business Day;

                  (iv) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

                  (v) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Applicable Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

         (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to any Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Applicable Agent and must be received by the Applicable Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., Local Time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Local Time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Applicable Agent may be rejected by the Applicable Agent, and the Applicable Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify
(i) the principal amount (which shall be in an amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple, and which may equal the entire principal amount of the Competitive Borrowing requested by the relevant Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and
(iii) the Interest Period applicable to each such Loan and the last day thereof.

         (c) The Applicable Agent shall promptly notify the applicable Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

         (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Applicable Agent by telephone, confirmed by telecopy in a form approved by the Applicable Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 10:30 a.m., Local Time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Local Time, on the date of the proposed Competitive Borrowing; PROVIDED that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the relevant Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of at least the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; PROVIDED FURTHER that if a Competitive Loan must be in an amount less than the Borrowing Minimum because of the provisions of clause (iv) above, such Competitive Loan may have a minimum amount of US$1,000,000 (or, in the case of a Designated Foreign Currency Competitive Loan, the smallest amount of such Designated Foreign Currency that (i) is an integral multiple of 1,000,000 units (or, in the case of Sterling, 500,000 units) of such currency and (ii) has a US Dollar Equivalent in excess of US$1,000,000) and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of the Borrowing Multiple in a manner determined by the Borrower. A notice given by a Borrower pursuant to this paragraph shall be irrevocable.

         (e) The Applicable Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

         (f) If the Applicable Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Applicable Agent pursuant to paragraph (b) of this Section.

         SECTION 2.05. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, such Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000, (ii) the aggregate Multicurrency Tranche Revolving Exposures shall not exceed the Multicurrency Tranche Commitments and (iii) the aggregate Revolving Exposures plus the aggregate Competitive Loan Exposures shall not exceed the aggregate Commitments.

         (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

         (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Multicurrency Tranche Lenders, the Issuing Bank hereby grants to each Multicurrency Tranche Lender, and each Multicurrency Tranche Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Multicurrency Tranche Lender's Multicurrency Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Multicurrency Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Multicurrency Tranche Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the relevant Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the relevant Borrower for any reason. Each Multicurrency Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Multicurrency Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Multicurrency Tranche ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the relevant Borrower's obligation to make such payment shall be discharged and replaced by the resulting Multicurrency Tranche ABR Revolving Borrowing. If the relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Multicurrency Tranche Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Multicurrency Tranche Lender's Multicurrency Tranche Percentage thereof. Promptly following receipt of such notice, each Multicurrency Tranche Lender shall pay to the Administrative Agent its Multicurrency Tranche Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Multicurrency Tranche Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Tranche Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Multicurrency Tranche Lenders. Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Multicurrency Tranche Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Multicurrency Tranche Lenders and the Issuing Bank as their interests may appear. Any payment made by a Multicurrency Tranche Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement.

         (f) OBLIGATIONS ABSOLUTE. A Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, such Borrower's obligations hereunder. None of the Administrative Agent, the Multicurrency Tranche Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the Multicurrency Tranche Lenders with respect to any such LC Disbursement.

         (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; PROVIDED that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Multicurrency Tranche Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Multicurrency Tranche Lender to the extent of such payment.

         (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Multicurrency Tranche Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(d). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

         (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Multicurrency Tranche Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Multicurrency Tranche Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand presentment, protest or other notice of any kind, all of which are expressly waived by the Borrowers, upon the occurrence of any Event of Default with respect to the Company or any Subsidiary described in clause (g) or
(h) of Article VI. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the

Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers, as applicable, for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Multicurrency Tranche Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.06. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Applicable Agent most recently designated by it for such purpose by notice to the Lenders. The Applicable Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Applicable Agent (i) in New York City, in the case of Loans denominated in US Dollars, (ii) in London, in the case of Loans denominated in Designated Foreign Currencies, or (iii) in Sydney, in the case of Loans denominated in Australian Dollars, and designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request.

         (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and such Borrower severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Agent, at (x) the Federal Funds Effective Rate (in the case of a Borrowing in US Dollars), or
(y) the rate reasonably determined by the London Agent or the Australian Agent, as applicable, to be the cost to it of funding such amount (in the case of a Borrowing in a Committed Foreign Currency), but not in excess of the interest rate that would have applied to that Borrowing under the terms of this Agreement. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.07. INTEREST ELECTIONS. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing or a Bill Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert any Multicurrency Tranche Revolving Borrowing or Australian Tranche Revolving Borrowing to a Borrowing of a different Type and, in the case of a Eurocurrency Revolving Borrowing or a Bill Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, no Borrowing may be converted to a Borrowing of a different Class or denominated in a different currency. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section, a Borrower (or, in the case of a Borrowing Subsidiary, the Company on its behalf) shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type and currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Interest Election Request in a form approved by the Applicable Agent and signed by the relevant Borrower, or by the Company on its behalf.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing or a Bill Rate Borrowing; and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing or a Bill Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing or a Bill Rate Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing or Bill Rate Borrowing or irrevocable notice of its intent to prepay such Borrowing as of the end of the applicable Interest Period thereto, prior to 11:00 a.m., Local Time, three Business Days prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to be and shall be continued as a Eurocurrency Revolving Borrowing or Bill Rate Borrowing, with an Interest Period of one month's duration (unless such Borrowing is denominated in any Designated Foreign Currency, in which case such Borrowing shall become due and payable on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Applicable Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in US Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.08. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Company may at any time terminate, or from time to time reduce, the Multicurrency Tranche Commitments or the Australian Tranche Commitments; PROVIDED that (i) each reduction of the Commitments of any such Class shall be in an amount that is an integral multiple of US$1,000,000 and in a minimum amount of US$5,000,000, (ii) the Company shall not terminate or reduce the Multicurrency Tranche Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with this Agreement, (A) the aggregate Multicurrency Tranche Revolving Exposures would exceed the aggregate Multicurrency Tranche Commitments or (B) the aggregate Revolving Exposures and Competitive Loan Exposures would exceed the aggregate Commitments and (iii) the Company shall not terminate or reduce the Australian Tranche Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with this Agreement, (A) the aggregate Australian Tranche Revolving Exposures would exceed the aggregate Australian Tranche Commitments or (B) the aggregate Revolving Exposures and Competitive Loan Exposures would exceed the aggregate Commitments.

         (c) The Company shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice pursuant to this Section 2.08, the Administrative Agent shall advise the London Agent, the Australian Agent and the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.09. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay (i) to the Applicable Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan made by such Lender on the last day of the Interest Period applicable to such Loan.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agents hereunder for the account of the Lenders and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. PREPAYMENT OF LOANS. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to (i) prior notice in accordance with paragraph
(c) of this Section and (ii) in the case of a Eurocurrency Loan or Bill Rate Loan, reimbursement of any breakage costs if prepayment occurs other than at the end of an Interest Period; PROVIDED that a Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

         (b) In the event and on each occasion that (i) the aggregate Multicurrency Tranche Revolving Exposures exceed 105% of the total Multicurrency Tranche Commitments, (ii) the aggregate Australian Tranche Revolving Exposures exceed 105% of the total Australian Tranche Commitments or (iii) the aggregate Revolving Exposures and Competitive Loan Exposures exceed the aggregate Revolving Commitments, the Borrowers shall promptly prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

         (c) The Company shall notify the Applicable Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., Local Time, (i) in the case of the prepayment of any Borrowing denominated in US Dollars, one Business Day, or (ii) in the case of the prepayment of any Borrowing denominated in Australian Dollars or any Designated Foreign Currency, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

         SECTION 2.11. FEES. (a) The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of the office (or Affiliate) of each Lender from which such Lender would make Loans to the Company in US Dollars hereunder (which office or Affiliate shall be specified by each Multicurrency Tranche Lender and Australian Tranche Lender in a notice delivered to the Administrative Agent prior to the initial payment to such Lender under this paragraph), a facility fee, which shall accrue at the Applicable Rate on the daily aggregate amount of the Commitments of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which the last of such Commitments terminates; PROVIDED that, if such Lender continues to have any Revolving Exposure or Competitive Loan Exposure after its Commitments terminate, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Exposures and Competitive Loan Exposure from and including the date on which the last of its Commitments terminates to but excluding the date on which such Lender ceases to have any Revolving Exposure or Competitive Loan Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year (commencing on the first such date to occur after the date hereof), on each date on which the Commitments of a Class terminate and on the Maturity Date; PROVIDED that any facility fees accruing after the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) For each day on which the sum of (i) the aggregate Revolving Exposures and (ii) the aggregate Competitive Loan Exposures shall be greater than 50% of the aggregate Commitments, and for each day after the Maturity Date, a utilization fee, which shall accrue at a rate of 0.125% per annum, shall be paid to each Lender, through the Applicable Agents, (A) by the Company and/or the Borrowing Subsidiaries (other than Australian Borrowing Subsidiaries) in US Dollars on such Lender's Australian Tranche Percentage of the portion of the US Dollar Equivalent of the Australian Tranche Revolving Exposure attributable to Australian Tranche Revolving Loans made to the Company or such Borrowing Subsidiaries, (B) by the Australian Borrowing Subsidiaries in US Dollars on such Lender's Australian Tranche Percentage of the portion of the US Dollar Equivalent of the Australian Tranche Revolving Exposure attributable to Australian Tranche Revolving Loans made to the Australian Borrowing Subsidiaries and (C) by the Company or the Borrowing Subsidiaries in US Dollars on such Lender's Multicurrency Tranche Percentage of the US Dollar Equivalent of the aggregate Multicurrency Tranche Revolving Exposures. The accrued utilization fees, if any, shall be payable in arrears on the last day of each March, June, September and December and on the Maturity Date. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Company agrees to pay (i) to the Administrative Agent for the account of each Multicurrency Tranche Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used from time to time to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Multicurrency Tranche Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Multicurrency Tranche Lender's Multicurrency Tranche Commitment terminates and the date on which such Multicurrency Tranche Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by the Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by the Issuing Bank, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; PROVIDED that all such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (d) The Company agrees to pay to the Administrative Agent for the accounts of the Administrative Agent and the institution named in the heading of this Agreement as Syndication Agent, the fees separately agreed upon between the Company, the Administrative Agent and such institution.

         (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, utilization fees, and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

         (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan. The Loans comprising each Bill Rate Borrowing shall bear interest at the Australian Bank Bill Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

         (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

         (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

         (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling or Australian Dollars and (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or Australian Bank Bill Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

                  (a) the Applicable Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Applicable Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Applicable Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Applicable Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing denominated in such currency to, or continuation of any Revolving Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective and any Eurocurrency Borrowing denominated in such currency that is requested to be continued (A) if such currency is the US Dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is a Designated Foreign Currency, shall be repaid on the last day of the Interest Period applicable thereto, (ii) any Borrowing Request for a Eurocurrency Revolving Borrowing denominated in such currency (A) if such currency is the US Dollar, shall be deemed a request for an ABR Borrowing and
(B) if such currency is a Designated Foreign Currency, shall be ineffective, and
(iii) any request by a Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; PROVIDED that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by a

Borrower for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby.

         SECTION 2.14. INCREASED COSTS. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London or Australian interbank markets any other condition affecting this Agreement or Eurocurrency Loans, Fixed Rate Loans or Bill Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

         (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

         SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or Bill Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurocurrency Loan, Fixed Rate Loan or Bill Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan or Bill Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or Australian Bank Bill Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market or bill rate market, as applicable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Applicable Agent, the Issuing Bank or the applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Each Borrower shall indemnify each Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or by the Issuing Bank, or by an Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Applicable Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided, that no Lender shall be required to deliver any such documentation with respect to an exemption from or reduction of withholding taxes imposed under the law of a jurisdiction other than the United States of America unless the Company shall notify it of the availability of such exemption or reduction and shall request the delivery of such documentation.

         SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15, 2.16, 2.20 or 2.21 or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. All such payments shall be made to the Applicable Agent to such account as it shall from time to time specify at its offices (i) in the case of any amount denominated in US Dollars, at 270 Park Avenue, New York, New York 10017, (ii) in the case of any amount denominated in a Designated Foreign Currency, at J.P. Morgan Europe Limited, 125 London Wall, Floor 9, London EC2Y 5AJ, (iii) in the case of any amount denominated in Australian Dollars, at J.P. Morgan Australia Limited, Level 32, Grosvenor Place Building, 225 George Street, Sydney, New South Wales, 2000, or, in any such case, at such other address as the Applicable Agent shall from time to time specify in a notice delivered to the Company; PROVIDED that payments to be made directly to the Issuing Bank, any Agent or any Lender as expressly provided herein and payments pursuant to Section 2.14,
Section 2.15, Section 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto. The Applicable Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan; all other payments hereunder and under each other Loan Document shall be made in US Dollars. Any payment required to be made by an Agent hereunder shall be deemed to have been made by the time required if such Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent to make such payment. Any amount payable by any Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans of any Class or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its

Revolving Loans of such Class and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of such Class and participations in LC Disbursements, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans of such Class and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (d) Unless the Applicable Agent shall have received notice from the Company prior to the date on which any payment is due to the Applicable Agent for the account of the Lenders or the Issuing Bank hereunder that the relevant Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at (i) the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing in US Dollars) and (ii) the rate reasonably determined by the Applicable Agent to be the cost to it of funding such amount (in the case of a Borrowing in a Committed Foreign Currency).

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(d), then the Administrative Agent, the London Agent or the Australian Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent, the London Agent or the Australian Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         SECTION 2.19. BORROWING SUBSIDIARIES. On or after the Effective Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. Upon the execution by the Company and delivery to the Administrative Agent of a Borrowing Subsidiary Termination with respect to any Borrowing Subsidiary, such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement; PROVIDED that no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary (other than to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement) at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder. Promptly following receipt of any Borrowing Subsidiary Agreement or Borrowing Subsidiary Termination, the Administrative Agent shall send a copy thereof to each Lender.

         SECTION 2.20. ADDITIONAL RESERVE COSTS. (a) If and so long as any Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans in any Designated Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit D hereto.

         (b) If and so long as any Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender's Eurocurrency Loans in any Designated Foreign Currency, such Lender may require the relevant Borrower to pay, contemporaneously with each payment of interest on each of such Lender's Eurocurrency Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.

         (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the relevant Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.

         SECTION 2.21. FOREIGN SUBSIDIARY COSTS. (a) If the cost to any Lender of making or maintaining any Loan to any Borrowing Subsidiary that is not named on the signature pages to this Agreement is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrowing Subsidiary shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

         (b) Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.21 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.21 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

         SECTION 2.22. RELIQUIFICATION BILLS. Each Australian Borrowing Subsidiary (the "APPLICABLE SUBSIDIARY") agrees, with respect to Loans denominated in Australian Dollars made to it:

                  (a) To draw Bills when and in the form required by the Australian Agent on behalf of an Australian Tranche Lender. However,
         (i) the discounted value of those Bills, when added to the total of the discounted value of all other Bills drawn as required by the Australian Agent on behalf of the Australian Tranche Lender under this clause and which are outstanding, may not exceed the Australian Tranche Lender's Loan to which the Bills relate and (ii) no Bill is to be drawn which would mature after the Maturity Date.

                  (b) The Applicable Subsidiary irrevocably appoints each Australian Tranche Lender and each authorized officer of each Australian Tranche Lender individually as its attorney to draw, accept or endorse the Bills and agrees to ratify all action taken by an attorney under this Section 2.22.

                  (c) The Applicable Subsidiary's obligation to draw Bills ceases, and the appointment of an Australian Tranche Lender and its authorized officers as attorney for this purpose is revoked, on payment by the Applicable Subsidiary to the Australian Agent of all amounts owing to that Australian Tranche Lender under this Agreement.

                  (d) Each Australian Tranche Lender unconditionally and irrevocably indemnifies the Applicable Subsidiary against liability or loss arising from, and any costs, charges and expenses (including stamp duty) incurred in connection with, any Bill drawn at such Australian Tranche Lender's request under this Section 2.22.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

         The Company represents and warrants to the Lenders that:

         SECTION 3.01. CORPORATE EXISTENCE AND POWER. The Company, the Borrowing Subsidiaries and the Subsidiary Guarantors are each corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, are duly qualified to transact business in every jurisdiction where, by the nature of its business, the failure to be so qualified could have or cause a Material Adverse Effect, and have all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on their business as now conducted.

         SECTION 3.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, and the execution by the Subsidiary Guarantors of the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement (i) are within the Borrowers' and the Subsidiary Guarantors' respective corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or any Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 3.03. BINDING EFFECT. This Agreement has been duly executed and delivered and constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrowers and the Subsidiary Guarantors party thereto, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

         SECTION 3.04. FINANCIAL INFORMATION. (a) The audited balance sheet of the Company and the Consolidated Subsidiaries as of October 29, 2004, and the related statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, and the unaudited balance sheets of the Company and the Consolidated Subsidiaries as of January 28, 2005, April 29, 2005 and July 29, 2005 and the related statements of income, shareholders' equity and cash flows for the Fiscal Quarters and portions of the Fiscal Year then ended, copies of all of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Company and the Consolidated Subsidiaries as of such dates and their results of operations and cash flows for such periods.

         (b) Since October 29, 2004, there has been no Material Adverse Effect.

         SECTION 3.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against or affecting the

Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity of or could impair the ability of any Borrower or Subsidiary Guarantor to perform its obligations under this Agreement or any of the other Loan Documents.

         SECTION 3.06. COMPLIANCE WITH ERISA. (a) The Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

         (b) Neither the Company nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

         SECTION 3.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, regulations and similar requirements of Governmental Authorities, except for the matters disclosed in Schedule 3.14 or where such compliance is being contested in good faith through appropriate proceedings, except where the failure to comply would not have or cause a Material Adverse Effect. There have been filed on behalf of the Company and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Company or any Subsidiary have been paid or are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate. United States income tax returns of the Company and the Subsidiaries have been examined and closed through the Fiscal Year ended October 31, 2003.

         SECTION 3.08. SUBSIDIARIES. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to qualify or have any such license, authorization, consent or approval would not have or cause a Material Adverse Effect. The Company has no Subsidiaries except for those Subsidiaries listed on
Schedule 3.08, or as described in a Compliance Certificate furnished pursuant to
Section 5.01(c), in each case which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. Each Domestic Material Subsidiary on the date hereof is separately identified as such in Schedule 3.08 hereto.

         SECTION 3.09. INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.11. OWNERSHIP OF PROPERTY; LIENS. Each of the Company and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.08.

         SECTION 3.12. NO DEFAULT. Neither the Company nor any of the Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.13. FULL DISCLOSURE. All information heretofore furnished by the Company or any Subsidiary to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the information set forth in the Information Memorandum) is, and all such information hereafter furnished by the Company or any Subsidiary to the Agents or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

         SECTION 3.14. ENVIRONMENTAL MATTERS. (a) Except for the matters disclosed in Schedule 3.14, neither the Company nor any Subsidiary is subject to, or knows any basis for, any Environmental Liability which could have or cause a Material Adverse Effect and neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best knowledge of the Company, except for the matters disclosed in Schedule 3.14, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

         (b) Except for the matters disclosed in Schedule 3.14, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used or otherwise handled, to the best knowledge of the Company, in the ordinary course of business in compliance with all applicable Environmental Requirements, except where the failure to comply would not have or cause a Material Adverse Effect.

         (c) Except for the matters disclosed in Schedule 3.14, the Company, and each of its Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and, to the best knowledge of the Company, is in compliance with all Environmental Requirements, Environmental Authorizations and Environmental Judgments and Orders in connection with the operation of the Properties and the Company's, and its Affiliate's, businesses, except where the failure to comply could not have or cause a Material Adverse Effect.

         SECTION 3.15. CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Company and its Subsidiaries presently issued and outstanding are validly and properly issued. All outstanding securities (whether debt or equity) of the Company and its Subsidiaries were registered under the federal and any applicable state securities laws or were issued in transactions which were exempt from registration under such laws; PROVIDED, that as to any Subsidiary acquired but not created by the Company, the foregoing representation is made to the best of the Company's knowledge. The issued shares of Capital Stock of the Company's Wholly Owned Subsidiaries are owned by the Company free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Company, and all such shares owned by the Company are free and clear of any Lien or adverse claim.

         SECTION 3.16. MARGIN STOCK. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations U or X.

         SECTION 3.17. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, no Borrower or Subsidiary Guarantor will be "insolvent," within the meaning of such term as defined in Section 101 of Title 11 of the United States Code or
Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                   ARTICLE IV

                                   Conditions
                                   ----------

         SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date (the "EFFECTIVE DATE") on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received the favorable written opinion (addressed to the Agents and the Lenders and dated the Effective Date) of Lindquist & Vennum, PLLP, special counsel for the Borrowers and the Subsidiary Guarantors, substantially in the form of Exhibit C and covering such other matters relating to the Borrowers, the Subsidiary Guarantors, this Agreement, the other Loan Documents or the Transactions as the Agents or the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrowers and the Subsidiary Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers, the Subsidiary Guarantors, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate dated as of the Effective Date and signed by a principal financial officer of the Company, as to the satisfaction on the Effective Date of the conditions set forth in clauses (a) and (b) of Section 4.02, PROVIDED that for purposes of this Section 4.01(d) and the certificate to be delivered hereunder the exclusion of the representations and warranties set forth in Sections 3.04(b), 3.05 and 3.14 contained in
         Section 4.02(a) shall not apply.

                  (e) The Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                  (f) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                  (g) All loans outstanding under the Existing Credit Agreement shall have been repaid, together with all interest, fees and other amounts accrued thereunder, and the commitments under the Existing Credit Agreement shall have been terminated.

                  (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Company or any Subsidiary hereunder or under any other Loan Document.

                  (i) The Lenders shall have received the balance of all upfront fees agreed to upon by the Company and the Administrative Agent and required to be paid by the Company.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to October 30, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrowers set forth in this Agreement (other than those set forth in Sections 3.04(b), 3.05 and 3.14) shall be true and correct on and as of the date of such Borrowing or the date of such issuance, amendment, renewal or extension of a Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or such issuance, amendment, renewal or extension of a Letter of Credit, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

         SECTION 4.03. INITIAL BORROWING BY EACH BORROWING SUBSIDIARY. The obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit to any Borrowing Subsidiary (other than the Borrowing Subsidiaries party hereto on the date hereof) is subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement, duly executed by all parties thereto.

                  (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing

         Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                    ARTICLE V

                                    Covenants
                                    ---------

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

         SECTION 5.01. INFORMATION. The Company will deliver to each of the
Lenders:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statements of income and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer, the treasurer or the chief accounting officer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Company substantially in the form of Exhibit E (a "COMPLIANCE CERTIFICATE") (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.03, 5.04, 5.06, 5.08, 5.11(d) and 5.21 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, (iii) containing the certification required by
         Section 5.01(b), and (iv) listing any new Subsidiaries not listed on
         Schedule 3.08 or in any prior Compliance Certificate;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default under any of Sections 5.03, 5.04 and 5.11(d) existed on the date of such financial statements;

                  (e) within five Domestic Business Days after the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or treasurer of the Company becomes aware of the occurrence of any Default, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission;

                  (h) if and when the Company or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or
         (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (i) promptly after the Company knows of the commencement thereof, notice of any litigation or other legal proceeding involving a claim against the Company and/or any Subsidiary for US$10,000,000 or more in excess of amounts covered in full by applicable insurance; and

                  (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

         SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense prior to the occurrence of an Event of Default and at the Company's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Company agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

         SECTION 5.03. RATIO OF CONSOLIDATED DEBT TO CONSOLIDATED EBITDA. The ratio of Consolidated Debt at any date to Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date will not exceed the ratio of 3.50 to 1.00.

         SECTION 5.04. MINIMUM SHAREHOLDERS' EQUITY. Shareholders' Equity will at no time be less than US$850,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after October 29, 2004 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this clause (i) any quarter in which the Consolidated Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after the date hereof, calculated quarterly.

         SECTION 5.05. RESTRICTED PAYMENTS. The Company will not declare or make any Restricted Payment during any Fiscal Year, except for stock repurchases and dividends approved by the Board of Directors of the Company.

         SECTION 5.06. LOANS OR ADVANCES. Neither the Company nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding US$10,000,000 in the aggregate at any time outstanding made in the ordinary course of business; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to any Borrower or Subsidiary Guarantor; (iv) Prepaid Rebates; and (v) loans, advances or deposits other than those permitted by clauses (i) through (iv) of this Section not exceeding 10% of Consolidated Total Assets in the aggregate at any time outstanding, PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv) or (v) of this Section, no Default shall have occurred and be continuing.

         SECTION 5.07. ACQUISITIONS. Neither the Company nor any of its Subsidiaries shall make any Acquisitions, PROVIDED, that Permitted Acquisitions may be made if, after giving effect thereto, no Default or Event of Default would be caused thereby (giving effect to such Permitted Acquisitions on a pro forma basis as to financial covenants as if they had occurred on each relevant date or at the beginning of each relevant period).

         SECTION 5.08. NEGATIVE PLEDGE. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding US$10,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset (other than Equity Interests, Indebtedness or inventory) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to any Borrower or Subsidiary Guarantor;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i) any Lien on Excess Margin Stock; and

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than Loans) in an aggregate principal amount at any time outstanding which, together with the amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (i), does not exceed 10% of Consolidated Total Assets.

         SECTION 5.09. MAINTENANCE OF EXISTENCE. The Company shall, and shall cause each Subsidiary Guarantor and each other Borrower to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields in which such business is now carried on, except as permitted by Section 5.11.

         SECTION 5.10. DISSOLUTION. None of the Company, any Subsidiary Guarantor or any other Borrower shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except (i) through a corporate reorganization permitted by Section 5.11 or (ii) Restricted Payments permitted by Section 5.05.

         SECTION 5.11. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (other than Excess Margin Stock) to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Company may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Company is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Company may merge with one another, or with and into the Company where the Company is the corporation surviving such merger, (c) Borrowers which are both Domestic Subsidiaries and Subsidiary Guarantors may transfer assets among themselves, (d) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not apply to loans or advances permitted by Section 5.06 or prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred (other than inventory sold in the ordinary course of business), and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters contributed more than 20% of Consolidated Operating Profits during the four consecutive Fiscal Quarters immediately preceding such Fiscal Quarter and (e) the Company and any Subsidiary Guarantor may sell inventory in the ordinary course of business.

         SECTION 5.12. USE OF PROCEEDS. The proceeds of the Loans will be used only for the purposes referred to in the preamble to this Agreement. No portion of the proceeds of the Loans will be used by the Company or any Subsidiary (i) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) for any purpose in violation of any applicable law or regulation.

         SECTION 5.13. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. (a) The Company will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and

Environmental Requirements), regulations and similar requirements of Governmental Authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Company will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Company or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which the Company shall have set up reserves in accordance with GAAP.

         (b) The Company shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and members of the Controlled Group to exceed US$10,000,000 at any time. For purposes of this Section 5.13(b), the amount of withdrawal liability of the Company and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Company and members of the Controlled Group have paid or as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability.

         SECTION 5.14. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.15. CHANGE IN FISCAL YEAR. The Company will not change its Fiscal Year without the consent of the Required Lenders.

         SECTION 5.16. MAINTENANCE OF PROPERTY. The Company shall, and shall cause each Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

         SECTION 5.17. ENVIRONMENTAL NOTICES. The Company shall furnish to the Lenders and the Administrative Agent prompt written notice of all material Environmental Liabilities, Environmental Notices and Environmental Judgments and Orders and pending, threatened or anticipated Environmental Proceedings relating to the Company, any of its Subsidiaries or the Properties.

         SECTION 5.18. ENVIRONMENTAL MATTERS. The Company and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled, to the best knowledge of the Company, in compliance with all applicable Environmental Requirements, except where the failure to comply could not (individually or in the aggregate) reasonably be expected to have or cause a Material Adverse Effect.

         SECTION 5.19. ENVIRONMENTAL RELEASE. The Company agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action with respect to, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

         SECTION 5.20. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into, or be a party to, any material transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not a Borrower or a Subsidiary Guarantor), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

         SECTION 5.21. LIMITATION ON SUBSIDIARY DEBT. The Company shall not permit the outstanding principal amount of Debt of the Subsidiaries (other than (i) Debt owed to any Borrower or Subsidiary Guarantor and (ii) Debt owed under this Agreement or any other Loan Document) at any time to exceed, in the aggregate, 10% of Consolidated Total Assets, PROVIDED that Debt outstanding under the Lilly Securities shall not be included in the determination of the Subsidiaries' "Debt" under this Section.

         SECTION 5.22. SUBSIDIARY GUARANTORS. (a) The Company shall cause each Domestic Material Subsidiary that is not already a Subsidiary Guarantor to become a party to, and agree to be bound by the terms of, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement pursuant to an instrument in form and substance satisfactory to the Administrative Agent executed and delivered to the Administrative Agent by such Domestic Material Subsidiary as promptly as practicable and in any event within 20 Domestic Business Days after the day on which it becomes a Domestic Material Subsidiary. The Company shall also cause the items specified in Sections 4.01(b) and (c) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Domestic Material Subsidiary.

         (b) Once any Subsidiary becomes a Domestic Material Subsidiary and a party to the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement, such Subsidiary thereafter shall remain a party to and a guarantor under the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement without regard to the amount of its Total Assets on any day or Operating Profits for any period.

                                   ARTICLE VI

                                Events of Default
                                -----------------

         SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Company shall fail to observe or perform any covenant contained in Section 5.01(e), 5.02(ii), 5.03, 5.04, 5.08, 5.09, 5.10 or
         5.11; or

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) or any other Loan Document for thirty days after the earlier of (i) the first day on which the Company has knowledge of such failure or (ii) written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender; or

                  (d) any representation, warranty, certification or statement made or deemed made by the Company in Article III of this Agreement, or by any Subsidiary Guarantor in Section 8 of the Guarantee Agreement, or by the Company or any other Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement or any Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Company or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount in excess of US$10,000,000 (other than the Loans) when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt of the Company or any Subsidiary in an aggregate principal amount in excess of US$10,000,000 or the mandatory prepayment or purchase of such Debt by the Company (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or


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


                  (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Company or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Company, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of US$10,000,000 shall be rendered against the Company or any Subsidiary and the Company or such Subsidiary shall not discharge the same in accordance with its terms or procure a stay of execution thereof within 30 days from the date of entry thereof, and within such period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (k) a federal tax lien shall be filed against the Company or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Company or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                  (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of the voting stock of the Company; or (ii) as of any date a majority of the Board of Directors of the Company shall consist of individuals who were not either (A) directors of the Company as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Company of which a majority consisted of individuals described in clause (A) or individuals described in clause (B); or

                  (m) any provision of the Guarantee Agreement shall for any reason cease to be valid and binding on any Subsidiary Guarantor, or any Subsidiary Guarantor (or any Person acting on behalf of any Subsidiary Guarantor) shall deny or disaffirm its obligations under the Guarantee Agreement; or

                  (n) the Guarantee of the Company set forth in Article VIII shall cease at any time to be in full force and effect, or the Company shall so assert in writing, or the Company shall disaffirm or deny any of its Obligations hereunder in writing.

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Company declare the Loans (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Loans (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; PROVIDED that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Borrower, without any notice to any Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon automatically terminate and the Loans (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders.

         SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Company of any Default under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.


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


                                   ARTICLE VII

                                   The Agents
                                   ----------

         In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank, JPMEL is hereby appointed to act as London Agent on behalf of the Lenders, and JPMAL is hereby appointed to act as Australian Agent on behalf of the Lenders. Each of the Lenders, each assignee of any such Lender and the Issuing Bank hereby irrevocably authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates in their respective individual capacities may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of the Loan Documents or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs and the provisions of Section
9.03 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         The institution named as Syndication Agent in the heading of this Agreement shall not, in its capacity as such, have any duties or responsibilities of any kind under this Agreement.

                                   ARTICLE VIII

                                    Guarantee
                                    ---------

         In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder and to induce the Issuing Bank to issue Letters of Credit hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

         The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by and the Company hereby waives any defense that it may now or hereafter have arising out of the following: (a) the failure of any Lender or the Issuing Bank, as the case may be, to assert any claim or demand or to enforce any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Obligations;
(c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Borrowing Subsidiary Agreement or any other Loan Document or agreement; (d) the failure or delay of any Lender or the Issuing Bank, as the case may be, to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Lender or the Issuing Bank, as the case may be, to assert any claim or demand or to enforce any remedy under any Loan Document or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (g) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

         The Company further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Lender or Issuing Bank, as the case may be, to any balance of any deposit account or credit on the books of any Lender or Issuing Bank, as the case may be, in favor of any Borrower or Subsidiary Guarantor or any other Person.

         The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

         The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or Issuing Bank, as the case may be, upon the bankruptcy or reorganization of any Borrower or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Lender or the Issuing Bank may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Lenders or the Issuing Bank in cash an amount equal the unpaid principal amount of such Obligation. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender or the Issuing Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

         Upon payment in full by the Company of any Obligation of any Borrowing Subsidiary, each Lender or the Issuing Bank shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to such Lender or the Issuing Bank and so paid, such assignment to be PRO TANTO to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender or the Issuing Bank and without any representation or warranty by any Lender or the Issuing Bank). Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Lenders and the Issuing Bank.


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


                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

         SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to it at 1101 South Third Street, Minneapolis, MN 55415, Attention of Lori Walker, Treasurer and Controller, (Telecopy No. (612) 375-7748;

                  (b) if to any Borrowing Subsidiary or Subsidiary Guarantor, to it in care of the Company as provided in paragraph (a) above;

                  (c) if to the Administrative Agent, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, 19th Floor, Chicago, IL 60670, Attention of Nanette Wilson (Telecopy No.
         (312) 385-7101) and Ted Heldring (Telecopy No. (312) 732-7455); with a copy to the London Agent and the Australian Agent;

                  (d) if to the London Agent, to it at J.P. Morgan Europe Limited, 125 London Wall, Floor 9, London EC2Y 5AJ, United Kingdom, Attention of Loans Agency Division (Telecopy No. 011-44-207-7772360); with a copy to the Administrative Agent as provided in paragraph (c) above;

                  (e) if to the Australian Agent, to it at J.P. Morgan Australia Limited, 225 George Street, Floor 28, Sydney, New South Wales, Australia, Attention of Jason Lock (Telecopy No. 011-61-612-9247-7698); with a copy to the Administrative Agent as provided in paragraph (c) above;

                  (f) if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 10 South Dearborn, 19th Floor, Chicago, IL 60670, Attention of Nanette Wilson (Telecopy No. (312) 385-7101) and Ted Heldring (Telecopy No. (312) 732-7455); and

                  (g) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 9.02. WAIVERS; AMENDMENTS. (a) No failure or delay by any Agent, any Lender or the Issuing Bank in exercising any right or power hereunder or


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


under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Lenders and the Issuing Bank hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower or Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any of the Loan Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders (and, in the case of a Borrowing Subsidiary Agreement, the applicable Borrowing Subsidiary); PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company from its obligations under Article VIII or release any of the Subsidiary Guarantors from their obligations under the Guarantee Agreement without the consent of each Lender, or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; PROVIDED FURTHER that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Multicurrency Tranche Lenders (but not the Australian Tranche Lenders) or the

Australian Tranche Lenders (but not the Multicurrency Tranche Lenders) may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of the affected class of Lenders.

         (c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to increase the aggregate amount of any Class of Commitments, or to establish one or more new Classes of term loans to be made to the Borrowers and/or revolving credit commitments to be made available to the Borrowers, by an agreement in writing entered into by the Company, the Administrative Agent and each Person (including any Lender) that shall agree to provide any portion of such increase in Commitments or such new Classes of term loans or revolving credit commitments so established (but without the consent of any other Lender), and each such Person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the Commitments and/or term loans set forth in such agreement; PROVIDED, HOWEVER, that (i) the sum of (x) the aggregate amount of all Commitment increases effected hereunder and (y) the aggregate amount of all revolving credit commitments of any new Class and all outstanding term loans of any new Class established hereunder, shall not exceed $200,000,000; and (ii) in the case of any increase in the Multicurrency Tranche Commitments, the Issuing Bank shall have approved each Lender that proposes to extend any such increased Multicurrency Tranche Commitment. Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of each new Class of term loans or revolving credit commitments established thereby (including the amount and final maturity thereof (which shall not be earlier than the Maturity Date), any provisions relating to the amortization or mandatory prepayment thereof, if any (it being agreed that not more than 1% of the aggregate principal amount of the term loans of any Class shall amortize during any calendar year prior to the Maturity Date), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section
2.17 and the definition of "Required Lenders") as the Company and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such new Class of term loans or revolving credit commitments; PROVIDED, HOWEVER, that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iii), (vi) or (vii) of paragraph
(b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any increase in the Commitments of any Class or the establishment of any new Class of term loans or revolving credit commitments will not, of itself, be deemed to effect any of the changes described in clause (vi) of such paragraph (b), and that modifications to Section 2.17 or the definition of "Required Lenders" or other provisions relating to voting provisions to provide the Lenders under such new Class of term loans or revolving credit commitments with the benefit of such provisions will not, by themselves, be deemed to effect any of the changes described in clauses (iv) or (v) of such paragraph (b)), or (ii) amend Article V or VI to establish any covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited. The loans, commitments and borrowings of any new Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantee by the Company under Article VIII and the Guarantees by the Subsidiary Guarantors under the Guarantee Agreement. The Company shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee by the Company under Article VIII and the Guarantees by the Subsidiary Guarantors under the Guarantee Agreement continue to be in full force and effect after any increase in Commitments or the establishment of any new Class of term loans or revolving credit commitments.

         SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the London Agent and the Australian Agent and each of their Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the London Agent, the Australian Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the London Agent, the Australian Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Company agrees to indemnify the Agents, each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or any transaction in which such proceeds are used, (iii) any actual or alleged presence or Environmental Release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries or Affiliates, or any Environmental

Liability related in any way to the Company or any of its Subsidiaries or Affiliates or their respective predecessors, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, the London Agent, the Australian Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the London Agent, the Australian Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the London Agent, the Australian Agent or the Issuing Bank in its capacity as such.

         (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Lenders and the Issuing Bank) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign by novation to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) the Administrative Agent, the Issuing Bank and, except in the case of an assignment to a Lender or an Affiliate of a Lender, the Company, must give their prior written consent to such assignment, which consent shall not be unreasonably withheld, (ii) except in the case of an assignment to a Lender or an

Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that any consent of the Company otherwise required under this paragraph shall not be required if a Default or an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20, 2.21 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

         (c) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of any Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15, 2.16, 2.20 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.16(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.


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


         (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement or the option to participate in any Letter of Credit, as the case may be; PROVIDED THAT (i) nothing herein shall constitute a commitment by any SPC to make any Loan or to participate in any Letter of Credit, (ii) nothing herein shall relieve the Granting Lender of liability for the performance or nonperformance by the SPC of the obligations of the Granting Lender under this Agreement. The making of a Loan by an SPC or the participation by such SPC in any Letter of Credit hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender or such participation in a Letter of Credit were paid or taken, as the case may be, by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or participations in Letters of Credit to the Granting Lender or to any financial institution (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans or participations in any Letters of Credit to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

         SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein or in any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 2.20, 2.21 and

9.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the Letters of Credit or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

         SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the

Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

         (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement (including any Borrowing Subsidiaries) irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 9.12. CONFIDENTIALITY. Each of the Administrative Agent, the London Agent, the Australian Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty to any swap or derivative transaction relating to the Company and its obligations, or any advisor of any such counterparty, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the London Agent, the Australian Agent, any Lender or the Issuing Bank on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the London Agent, the Australian Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 9.13. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Borrowing Subsidiary) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         SECTION 9.14. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 9.15. RELEASE OF SUBSIDIARY GUARANTORS. Notwithstanding any contrary provision herein or in any other Loan Document, if all the Capital Stock of any Subsidiary Guarantor owned by the Company and the Subsidiaries shall be sold to one or more Persons (other than the Company or an Affiliate of the Company) in a transaction permitted under this Agreement, and if the Company shall request the release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement and shall deliver to the Administrative Agent a certificate to the effect that such release will comply with the terms of this Agreement, the Administrative Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary Guarantor and shall promptly notify each Lender of such release.

         SECTION 9.16. USA PATRIOT ACT. Each Lender and the Issuing Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with its requirements. The Borrowers shall promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations including the USA Patriot Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE VALSPAR CORPORATION,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:


                                        THE VALSPAR (SWITZERLAND)
                                        HOLDING CORPORATION A.G.,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

EXECUTED by VALSPAR                        ) Signature of director
(AUSTRALIA) HOLDINGS PTY                   )
LIMITED in  accordance with section        )
127(1) of the Corporations Law by          ) Name of director  block letters
authority of its directors in the presence )
of:                                        )
                                           ) Signature of director
                                           )
                                           )
Signature of witness                       )
                                           ) Name of director (block letters)
                                           )
                                           )
Name of witness (block letters)            )
                                           )
                                           )
                                           )

                                       JPMORGAN CHASE BANK, N.A.,
                                       individually and as Administrative Agent,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:


                                       J.P. MORGAN EUROPE LIMITED, as
                                       London Agent,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:


                                       J.P.  MORGAN AUSTRALIA LIMITED, as
                                       Australian Agent,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:


                                       BARCLAYS BANK PLC, individually and
                                       as Syndication Agent,

                                           by

                                              ---------------------------------
                                              Name:
                                              Title:

                                                                     EXHIBIT A-1


                                    [FORM OF]

                                    BORROWING SUBSIDIARY AGREEMENT dated as of
                           [ ], 20[ ], among THE VALSPAR CORPORATION, a Delaware corporation (the "Company"), [Name of Borrowing Subsidiary], a [ ] corporation (the "New Borrowing Subsidiary"), and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent").

         Reference is hereby made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to, and issue Letters of Credit for the account of, the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The Company and the New Borrowing Subsidiary represent and warrant that there is no income, stamp, or other tax of any country, or any taxing authority thereof or therein, in the nature of a withholding tax or otherwise, which is imposed on any payment to be made by the New Borrowing Subsidiary pursuant to this Agreement or the Credit Agreement, or is imposed in respect of the execution, delivery or enforcement of this Agreement or the Credit Agreement. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company (and the execution and delivery of any other documents reasonably requested by the Administrative Agent), the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and a "Borrowing Subsidiary" and a "Borrower" for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary (if a Domestic Material Subsidiary) agrees to become party to the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                        THE VALSPAR CORPORATION,

                                           by

                                           ------------------------------------
                                           Name:
                                           Title:

                                        [NAME OF NEW BORROWING SUBSIDIARY],

                                           by

                                           ------------------------------------
                                           Name:
                                           Title:



                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,

                                           by

                                           ------------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT A-2

                                    [FORM OF]

                        BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below
c/o JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, NY 10017

                                                                          [Date]

Ladies and Gentlemen:

         The undersigned, The Valspar Corporation (the "Company"), refers to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Company hereby terminates the status of [                  ] (the
"Terminated Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. [The Company represents and warrants that no Loans made to, or Letters of Credit issued for the account of, the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Letters of Credit (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been repaid, no Letters of Credit issued for the account of the Terminated Borrowing Subsidiary shall be outstanding, and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees or in respect of Letters of Credit (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, PROVIDED that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

         THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                        Very truly yours,

                                        THE VALSPAR CORPORATION,

                                           by

                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B

                                    [FORM OF]

                            ASSIGNMENT AND ASSUMPTION

         Reference is made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, modified, supplemented or waived, the "Credit Agreement"), among The Valspar Corporation, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

         1. The Assignor named below hereby sells and assigns, without recourse to the Assignor, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the Assignment Date, and the Loans owing to the Assignor which are outstanding on the Assignment Date. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Assumption, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. By executing and delivering this Assignment and Assumption, the Assignor and the Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) the Assignor warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by the Assignor and that its Revolving Loan Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, (ii) except as set forth in (i) above, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (iv) the Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) thereof or delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption;
(v) the Assignee will independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

         3. This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement,
(ii) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form provided by the Administrative Agent and (iii) a processing and recordation fee in the amount of $3,500.

         4. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Date of Assignment:
                     -----------------------------------------------------------

Legal Name of Assignor:
                         -------------------------------------------------------

Legal Name of Assignee:
                         -------------------------------------------------------

Assignee's Address for Notices:
                                 -----------------------------------------------

Effective Date of Assignment ("Assignment Date"):
                                                   -----------------------------

                                                       Percentage Assigned of
                                                      Commitment (set forth, to
                                                     at least 8 decimals), as a
                                                     percentage of the facility
                                                          and the aggregate
                                                     Commitments of all Lenders
Loan/Commitment         Principal Amount Assigned            thereunder
---------------         -------------------------            ----------

                        $                                         %

                        $                                         %



The terms set forth herein are
hereby agreed to:                          Consent (if required):

_____________________, as Assignor         THE VALSPAR CORPORATION


by                                         by
    ---------------------------------          -------------------------------
    Name:                                      Name
    Title                                      Title


                                           JPMORGAN CHASE BANK, N.A., as
_____________________, as Assignee         Administrative Agent


by                                         by
    ---------------------------------          -------------------------------
    Name:                                      Name
    Title                                      Title

                                                                       EXHIBIT C

                                     FORM OF

                       OPINION OF LINDQUIST & VENNUM, PLLP

                                                                October 25, 2005

JPMorgan Chase Bank, N.A., as
Administrative Agent
270 Park Avenue
New York, New York 10017

The Lenders party to the Credit
Agreement referred to below

Ladies and Gentlemen:

         We have acted as special counsel for The Valspar Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and each of the domestic subsidiaries of the Company listed on Schedule A hereto (together with the Company, the "Loan Parties") in connection with (a) extensions of credit to the Company pursuant to a Five-Year Credit Agreement of even date herewith (the "Credit Agreement") between the Company, the lenders party thereto (the "Lenders"), the Borrowing Subsidiaries party thereto (the "Borrowing Subsidiaries"), JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"), J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. The execution, delivery and performance by the Company of the Loan Documents are sometimes hereinafter referred to as the "Transactions".

         This opinion is given to you pursuant to Section 4.01 of the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given those terms in the Credit Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. Without limiting the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Loan Documents"):

         (a)      the Credit Agreement;

         (b)      the Guarantee Agreement; and

         (c)      the Indemnity, Subrogation and Contribution Agreement.

We have assumed the authenticity of any document submitted to us an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the originals of such documents, the genuineness of all signatures, the legal capacity of natural persons, and the due authorization, execution and delivery of the Credit Agreement by the Lenders. As to questions of fact, we have relied upon the representations and warranties of the Loan Parties in the Loan Documents or in certificates of the Company, its officers or of public officials. Certain opinions expressed below as to factual matters are qualified as being limited "to our knowledge" or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this representation of the Loan Parties in connection with the specific transactions contemplated by the Loan Documents, no contrary information came to the attention of Richard D. McNeil, the attorney in our firm who has represented the Loan Parties in connection with the transactions contemplated by the Loan Documents and the preparation of this opinion. In rendering such opinions, we have not conducted any independent investigation or consulted with other attorneys in our firm with respect to the matters covered thereby.

         Upon the basis of the foregoing, we are of the opinion that:

         1. Each of the Loan Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as indicated on the attached Schedule A and (b) has all requisite power and authority to carry on its business as now conducted.

         2. The Transactions are within the Loan Parties' corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.

         3. Each of the Loan Documents has been duly executed and delivered by each of the Loan Parties that is a party thereto and constitutes the legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         4. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Loan Parties or any order of any Governmental Authority, (c) to our knowledge, will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Loan Parties or any of their assets, or give rise to a right thereunder to require any payment to be made by any of the Loan Parties, and (d) to our knowledge, will not result in the creation or imposition of any Lien (other than any Liens created or arising under any Loan Documents) on any asset of any Loan Party.

         5. To our knowledge, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Company or any of the Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve the Transactions.

         6. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         7. The making of the Loans to the Company and the application of the proceeds thereof by the Company pursuant to the terms of the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         8. A Minnesota State court or a federal court applying the choice of laws principles prevailing under the laws of the State of Minnesota to which the question is presented will give effect to the provisions in the Loan Documents selecting the laws of the State of New York as the governing law thereof (except as therein provided) and will apply such laws, rather than the laws of Minnesota or any other state, to the construction and application thereof.

         9. (a) None of the provisions of the Loan Documents will violate any law, statute or regulation relating to usury and (b) the use of counterpart copies of any of the Loan Documents does not affect the enforceability of any of the Loan Documents.

         We are admitted to practice in the State of Minnesota and the foregoing opinion is limited to the laws of the State of Minnesota and the Federal laws of the United States of America.

         This opinion is given solely for the use and benefit of the Lenders, the Administrative Agent, the London Agent and the Australian Agent and each of their successors and assigns under the Loan Documents in connection with the loans contemplated by the Credit Agreement and may not be relied upon for any other purpose or by any other party or entity.

                                        Very truly yours,

              Schedule A to Opinion of Lindquist & Vennum, P.L.L.P.
                             dated October 25, 2005

Engineered Polymer Solutions, Inc., a Delaware corporation
Valspar Finance Corporation, a Minnesota corporation
Valspar Coatings Finance Corporation, a Minnesota corporation
Valspar Sourcing, Inc., a Minnesota corporation

                                                                       EXHIBIT D

                              MANDATORY COSTS RATE

1.       DEFINITIONS

         In this Exhibit:

         "ACT" means the Bank of England Act of 1998.

         The terms "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

         "FEE BASE" has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

         "FEES REGULATIONS" means, as appropriate, either:

                  (a)      the Banking Supervision (Fees) Regulations 1998; or

                  (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to January 1, 2000.

         "FSA" means the Financial Services Authority.

         Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

2.       CALCULATION OF THE MANDATORY COSTS RATE

         The Mandatory Costs Rate is an addition to the interest rate on each Eurocurrency Loan or any other sum on which interest is to be calculated to compensate the Lenders for the cost attributable to such Eurocurrency Loan or such sum resulting from the imposition from time to time under or pursuant to the Act and/or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to the liabilities used to fund the relevant Eurocurrency Loan or such sum.

         The "MANDATORY COSTS RATE" will be the rate determined by the Administrative Agent to be equal to the rate (rounded upward, if necessary, to the next higher 1/100 of 1%) resulting from the application of the following formula:

         For Sterling:

                  XL + S(L-D) + F x 0.01
                  ----------------------
                        100-(X+S)

         For other Designated Foreign Currencies:

                  F x 0.01
                  --------
                    300

         where on the day of application of the formula

         X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which JPMorgan Chase Bank, N.A. ("JPMCB") is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L is the rate of interest (exclusive of Euro-Currency Margin and Mandatory Costs Rate) payable on that day on the related Eurocurrency Loan or unpaid sum pursuant to this Agreement;

         F is the rate of charge payable by JPMCB to the FSA pursuant to the Fees Regulations and expressed in pounds per (pound)1 million of the Fee Base of JPMCB;

         S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which JPMCB is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D is the percentage rate per annum payable by the Bank of England to JPMCB on Special Deposits.

         (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

         The Mandatory Costs Rate attributable to a Eurocurrency Loan or other sum for any period shall be calculated at or about 11:00 A.M. (London time) on the first day of such period for the duration of such period.

         The determination of Mandatory Costs Rate by the Administrative Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3.       CHANGE OF REQUIREMENTS

         If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Administrative Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Administrative Agent shall (with the written consent of the Company, which shall not be unreasonably withheld) be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

                                                                       EXHIBIT E

                             THE VALSPAR CORPORATION
                             COMPLIANCE CERTIFICATE
                             ----------------------

         Reference is made to the Credit Agreement dated as of October 25, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among The Valspar Corporation, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to Section 5.01[(a)/(b)] of the Credit Agreement, [ ], the duly authorized [Chief Financial Officer/Treasurer/Chief Accounting Officer] of The Valspar Corporation, hereby certifies that the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of the Fiscal [Quarter/Year] ended [ ] and the related statement of income and statement of cash flows furnished to each of the Lenders simultaneously herewith are fairly presented, prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries (subject to normal year-end adjustments).

         Pursuant to Section 5.01(c) of the Credit Agreement, [ ], the duly authorized [Chief Financial Officer/Treasurer/Chief Accounting Officer] of The Valspar Corporation, hereby (i) certifies to the Administrative Agent and the Lenders that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of [ ], and that no Default or Event of Default is in existence on and as of the date hereof and (ii) restates and reaffirms that the representations and warranties contained in Article III of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.

                                        THE VALSPAR CORPORATION,

                                           by

                                               --------------------------------
                                               Name:    [          ]
                                               Title:   [Chief Financial
                                                        Officer/Treasurer/Chief
                                                        Accounting Officer]


                                        Date:
                                               --------------------------------

                              COMPLIANCE CHECK LIST
                             The Valspar Corporation

                           __________________________


                                [______________]


1.       Subsidiaries (Section 3.08)

         The Company has no Subsidiaries except for those Subsidiaries listed on
         Schedule 3.08, or as described in the Compliance Certificate furnished pursuant to Section 5.01(c), in each case which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

         New Subsidiaries not listed on Schedule 3.08 or in a prior Compliance
         Certificate:

         Domestic Subsidiaries        Name         Jurisdiction of Incorporation
         ---------------------        ----         -----------------------------

         Foreign Subsidiaries         Name         Jurisdiction of Incorporation
         --------------------         ----         -----------------------------

2.       Ratio of Consolidated Debt to Consolidated EBITDA (Section 5.03)

         The ratio of Consolidated Debt at any date to Consolidated EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date will not exceed 3.50 to 1.00.

         (a)  Consolidated Debt                       Schedule - 2  $___________

         (b)  EBITDA                                  Schedule - 1  $___________

         Actual Ratio of (a) to (b)                                  ___________

         Maximum Ratio for Applicable Period                        3.50 to 1.00

3.       Minimum Shareholders' Equity (Section 5.04)

         Shareholders' Equity will at no time be less than US$850,000,000 plus the sum of (i) 50% of the cumulative Reported Net Income of the Company and its Consolidated Subsidiaries during any period after October 29, 2004 (taken as one accounting period), calculated quarterly but excluding from such calculations of Reported Net Income for purposes of this clause (i) any quarter in which the Consolidated Net Income of the Company and its Consolidated Subsidiaries is negative, and (ii) 100% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received during any period after the date hereof, calculated quarterly.

         (a)  Actual Shareholders' Equity at [  ]                   $___________

         (b)  50% of cumulative Reported Net Income                 $___________

         (c)  100% of cumulative Net Proceeds of Capital
              Stock/Conversion of Debt                              $___________

         (d)  US$850,000,000                                        $___________

         = Required Shareholders Equity
              (sum of (b) + (c) + (d))                              $___________

4.       Loans or Advances (Section 5.06)

         Neither the Company nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding US$10,000,000 in the aggregate at any time outstanding made in the ordinary course of business; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to any Borrower or Subsidiary Guarantor; (iv) Prepaid Rebates; and (v) loans, advances or deposits other than those permitted by clauses (i) through
         (iv) of this Section not exceeding 10% of Consolidated Total Assets in the aggregate at any time outstanding, PROVIDED that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv) or (v) of this Section, no Default shall have occurred and be continuing.

         (a)  loans and advances to employees                       $___________

              Limitation                                           US$10,000,000

         (b)  other loans and advances not permitted by
              clauses (i) through (iv), inclusive                   $___________

              10% of Consolidated Total Assets                      $___________

5.       Negative Pledge (Section 5.08)

         Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding US$10,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset (other than Equity Interests, Indebtedness or inventory) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) Liens securing Debt owing by any Subsidiary to any Borrower or Subsidiary Guarantor;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i) any Lien on Excess Margin Stock; and

                  (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than Loans) in an aggregate principal amount at any time outstanding which, together with the amount of Debt secured by Liens permitted by the foregoing paragraphs (a) through (i), does not exceed 10% of Consolidated Total Assets.

         Total Secured Debt                                         $___________
         Consolidated Total Assets                                  $___________
         10% of Consolidated Total Assets                           $___________

6.       Consolidations, Mergers and Sales of Assets (Section 5.11(d))

         The Company will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (other than Excess Margin Stock) to, any other Person, or discontinue or eliminate any business line or segment, PROVIDED that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not apply to loans or advances permitted by Section 5.06 or prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred (other than inventory sold in the ordinary course of business), and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters contributed more than 20% of Consolidated Operating Profits during the four consecutive Fiscal Quarters immediately preceding such Fiscal Quarter.

         (a)  Consolidated Operating Profits                        $___________

         (b)  20% of Consolidated Operating Profits                 $___________

         (c)  aggregate of assets transferred or utilized in        $___________
              discontinued business lines or segments

7.       Limitation on Subsidiary Debt (Section 5.21)

         The Company shall not permit the outstanding principal amount of Debt of the Subsidiaries (other than (i) Debt owed to any Borrower or Subsidiary Guarantor and (ii) Debt owed under this Agreement or any other Loan Document) at any time to exceed, in the aggregate, 10% of Consolidated Total Assets, PROVIDED that Debt outstanding under the Lilly Securities shall not be included in the determination of the Subsidiaries' "Debt" under this Section.

         (a)  outstanding principal amount of Debt of Subsidiaries  $___________

         (b)  10% of Consolidated Total Assets                      $___________

                                                                    Schedule - 1

                                     EBITDA
                                     ------

Consolidated Net Income for:

         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________

         Total                                                       $__________

Consolidated Interest Expense for:

         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________

         Total                                                       $__________

Depreciation for:

         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________

         Total                                                       $__________

Amortization for:

         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________

         Total                                                       $__________

Tax Expense for:

         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________
         ____ quarter ____-____                                      $__________

         Total                                                       $__________

         Total Consolidated EBITDA                   $__________

                                                                    Schedule - 2

                                Consolidated Debt
                                -----------------

                                                                           TOTAL
                                                                           -----
Borrowed Money or Bonds, Debentures,
Notes or Similar Instruments
----------------------------

                                                                     $
                                                                     $
                                                                     $
                                                                     $

         Total Borrowed Money                                        $__________

Capital Leases
--------------

                                                                     $
                                                                     $
                                                                     $
                                                                     $

         Total Capital Leases                                        $__________

         Total Reimbursement Obligations                             $__________

Guaranteed Obligations
----------------------

                                                                     $
                                                                     $
                                                                     $
                                                                     $

         Total Guaranteed Obligations                                $__________

         Total Guaranteed Obligations                                $__________

Other Debt
----------

                                                                     $
                                                                     $
                                                                     $
                                                                     $

         Total Other Debt                                            $__________

         Consolidated Debt                         $__________

                                                                       EXHIBIT F


                          [FORM OF GUARANTEE AGREEMENT]

                                    GUARANTEE AGREEMENT dated as of October 25,
                           2005, among each of the subsidiaries listed on
                           Schedule I hereto (each such subsidiary individually a "GUARANTOR", and collectively the "GUARANTORS") of THE VALSPAR CORPORATION, a Delaware corporation (the "COMPANY"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (each as defined in the Credit Agreement referred to below).

         Reference is made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders and the Issuing Bank, respectively, have agreed to make Revolving Loans to and issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a subsidiary of the Company and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Agreement.

         Accordingly, the parties hereto agree as follows:

         SECTION 1. GUARANTEE. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to each Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all payments required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral and
(iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Borrower or any other Guarantor to the Lenders under the Credit Agreement or any other Loan Document when and as due (all the obligations referred to in the preceding clause being collectively called the "OBLIGATIONS"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         SECTION 2. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to any Borrower or to any Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment (except notice to any Borrower to the extent required under Section
6.01 of the Credit Agreement). To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, (c) the failure of the Company or any Subsidiary to comply with Section 5.22 of the Credit Agreement and Section 19 hereof or (d) the release of any of the security held by or on behalf of the Administrative Agent or any Lender.

         SECTION 3. GUARANTEE OF PAYMENT. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower, any Guarantor or any other person.

         SECTION 4. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other instrument or agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

         SECTION 5. DEFENSES OF BORROWER WAIVED. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or any Guarantor, the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent may, at its election, foreclose on any security by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to them against any Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 6. AGREEMENT TO PAY; SUBORDINATION. (a) In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the applicable Borrower or any Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, if there shall occur any Default or Event of Default under paragraph (g) or (h) of Section 6.01 of the Credit Agreement, any indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower, such amount shall be held solely for the benefit of the Lenders (and the Guarantors shall have no legal, equitable or beneficial interest therein) and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         (b) Each Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Lender, not consistent with the protection of its rights or interests, then, at the election of such Lender, such Guarantor shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

         SECTION 7. INFORMATION. Each of the Guarantors assumes all responsibility for being, and keeping, itself informed of the Borrowers' and the other Guarantors' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Lender will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 8. REPRESENTATIONS AND WARRANTIES, AGREEMENTS. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in any Loan Document to which it is a party are true and correct in all material respects. Each of the Guarantors agrees that the provisions of Section 2.17 of the Credit Agreement shall apply equally to each Guarantor with respect to payments made by it hereunder.

         SECTION 9. TERMINATION. The Guarantees made hereunder (a) shall terminate when all the Obligations have been indefeasibly paid in full, no Letters of Credit are outstanding and the Lenders have no further commitment to lend under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or any Guarantor or otherwise. The Guarantees hereunder will also be released as provided in Section 9.15 of the Credit Agreement.

         SECTION 10. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and permitted assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the Lenders, and their respective successors and permitted assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 11. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and of the Lenders hereunder and under the Credit Agreement are cumulative and are not exclusive of any rights or remedies that such parties would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Lenders or the Required Lenders, as the case may be, if required under the Credit Agreement.

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 13. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given in care of the Company.

         SECTION 14. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agents, the Issuing Bank and the Lenders and shall survive the making by the Lenders of the Loans and the issuance by the Issuing Bank of Letters of Credit regardless of any investigation made by the Administrative Agent, the Issuing Bank or any Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document or in respect of any Letter of Credit is outstanding and unpaid, the Commitments have not been terminated or any Letter of Credit is outstanding.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 17. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any such New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

         SECTION 19. ADDITIONAL GUARANTORS. Pursuant to Section 5.22 of the Credit Agreement, each Domestic Material Subsidiary of the Company that was not in existence or was not such a Domestic Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Domestic Material Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 20. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Agent or such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Agent or such Lender, irrespective of whether or not such Agent or such Lender shall have made any demand under this Agreement (except to the extent required under Section 6.01 of the Credit Agreement) or any other Loan Document and although such obligations may be unmatured, and in the event of any such set-off, the Administrative Agent or such Lender shall promptly give such Guarantor notice thereof. The rights of each Agent and each Lender under this Section 20 are in addition to other rights and remedies (including other rights of setoff) which such Agent or such Lender may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        ENGINEERED POLYMER SOLUTIONS,
                                        INC., as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR FINANCE CORPORATION, as a
                                        Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR COATINGS FINANCE
                                        CORPORATION, as a Guarantor,

                                           by
                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR SOURCING, INC., as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:

                                                               SCHEDULE I to the
                                                             Guarantee Agreement

                               INITIAL GUARANTORS



Name of Guarantor                                  Jurisdiction of Organization
-----------------                                  ----------------------------
Engineered Polymer Solutions, Inc.                 Delaware
Valspar Finance Corporation                        Minnesota
Valspar Coatings Finance Corporation               Minnesota
Valspar Sourcing, Inc.                             Minnesota

                                                                  ANNEX 1 to the
                                                             Guarantee Agreement


                                    SUPPLEMENT NO. [ ] dated as of [ ], to the
                           Guarantee Agreement dated as of October 25, 2005, among each of the subsidiaries of THE VALSPAR CORPORATION, a Delaware corporation (the "COMPANY"), party thereto (each such subsidiary individually a "GUARANTOR", and collectively the "GUARANTORS"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (each as defined in the Credit Agreement referred to below).

         A. Reference is made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         B. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.22 of the Credit Agreement, each Domestic Material Subsidiary of the Company that was not in existence or not a Domestic Material Subsidiary on the date of the Credit Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Domestic Material Subsidiary.
Section 19 of the Guarantee Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Administrative Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of the Company.

         SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                        [NAME OF NEW GUARANTOR], as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT G

           [FORM OF INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT]

                                    INDEMNITY, SUBROGATION AND CONTRIBUTION
                           AGREEMENT, dated as of October 25, 2005, among THE VALSPAR CORPORATION, a Delaware corporation (the "COMPANY"), each of the subsidiaries of the Company listed on Schedule I hereto (each such subsidiary individually a "GUARANTOR", and collectively the "GUARANTORS"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (each as defined in the Credit Agreement referred to below).

         Reference is made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "LENDERS"), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Lenders and the Issuing Bank, respectively, have agreed to make Revolving Loans to and issue Letters of Credit for the account of the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (as defined in the Guarantee Agreement) of the Borrowers under the Credit Agreement or any other Loan Document pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Company and the Guarantors of an agreement in the form hereof.

         Accordingly, the Company, each Guarantor and the Administrative Agent agree as follows:

         SECTION 1. INDEMNITY AND SUBROGATION. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Company agrees that in the event a payment shall be made on behalf of the Company (or on behalf of any other Borrower) by any Guarantor under the Guarantee Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment.

         SECTION 2. CONTRIBUTION AND SUBROGATION. Each Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement to satisfy a claim of any Agent or any Lender and such other Guarantor (the "CLAIMING GUARANTOR") shall not have been fully indemnified by the Company as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. SUBORDINATION. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company or any other Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. TERMINATION. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, any Lender has a further commitment to lend under the Credit Agreement or any Letter of Credit is outstanding, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent, any Lender or any Guarantor upon the bankruptcy or reorganization of any Borrower, any other Guarantor or otherwise. Any Guarantor shall cease to be a party to this Agreement and to be bound hereby at such time as it shall be released from its Guarantee in accordance with the provisions of the Guarantee Agreement.

         SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. NO WAIVER; AMENDMENT. (a) No failure on the part of any Agent, any Lender or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by any Agent, any Lender or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent, any Lender and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Company, the Guarantors and the Administrative Agent, with the prior written consent of the Lenders or the Required Lenders if required under the Credit Agreement.

         SECTION 7. NOTICES. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

         SECTION 8. BINDING AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. No Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 9. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants and agreements made by the Company and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the Issuing Bank, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and the issuance by the Issuing Bank of Letters of Credit and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents or in respect of any Letter of Credit is outstanding and unpaid, the Commitments have not been terminated or any Letter of Credit is outstanding.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor or the Company when a counterpart bearing the signature of such Guarantor or the Company, as the case may be, shall have been delivered to the Administrative Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 11. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

         SECTION 12. ADDITIONAL GUARANTORS. Pursuant to Section 5.22 of the Credit Agreement, each Domestic Material Subsidiary of the Company that was not in existence or was not such a Domestic Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Domestic Material Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a party hereto with the same force and effect as if originally named as a party hereto. The execution and delivery of any instrument adding an additional Domestic Material Subsidiary as a party to this Agreement shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Domestic Material Subsidiary as a party to this Agreement.

         SECTION 13. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) The Company and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Syndication Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

         (b) The Company and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any such New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement or any other Loan

Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

         SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.



                                        THE VALSPAR CORPORATION,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        ENGINEERED POLYMER SOLUTIONS,
                                        INC., as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR FINANCE CORPORATION, as a
                                        Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR COATINGS FINANCE
                                        CORPORATION, as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        VALSPAR SOURCING, INC., as a Guarantor,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,

                                           by

                                               --------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                    to the Idemnity, Subrogation
                                                      and Contribution Agreement


                               INITIAL GUARANTORS



Name of Guarantor                                  Jurisdiction of Organization
-----------------                                  ----------------------------
Engineered Polymer Solutions, Inc.                 Delaware
Valspar Finance Corporation                        Minnesota
Valspar Coatings Finance Corporation               Minnesota
Valspar Sourcing, Inc.                             Minnesota

                                                                      ANNEX 1 to
                                                  the Indemnity, Subrogation and
                                                          Contribution Agreement


                                    SUPPLEMENT NO. [ ] dated as of [ ], to the
                           Indemnity, Subrogation and Contribution Agreement dated as of October 25, 2005 (as the same may be amended, supplemented or otherwise modified from time to time, the "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT"), among THE VALSPAR CORPORATION, a Delaware corporation (the "COMPANY"), each of the subsidiaries of the Company party thereto (each such subsidiary individually a "GUARANTOR", and collectively the "GUARANTORS"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (each as defined in the Credit Agreement referred to below).

         A. Reference is made to the Five-Year Credit Agreement dated as of October 25, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Company, the Borrowing Subsidiaries from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, J.P. Morgan Australia Limited, as Australian Agent, and Barclays Bank PLC, as Syndication Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

         C. The Company and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.22 of the Credit Agreement, each Domestic Material Subsidiary of the Company that was not in existence or was not a Domestic Material Subsidiary on the date of the Credit Agreement is required to enter into this Agreement as a Guarantor upon becoming a Domestic Material Subsidiary. Notwithstanding the foregoing, a Domestic Material Subsidiary shall not be required to become a Guarantor under this Indemnity, Subrogation and Contribution Agreement if it would be a violation of applicable law for such Domestic Material Subsidiary to take such action or if, in the judgment of the Administrative Agent, in consultation with the Company, the expense, tax or regulatory consequences or difficulty of taking such action would not, in light of the benefits to accrue to the Lenders, justify taking such action. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "NEW GUARANTOR") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Administrative Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

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                                                                               2


         SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

         SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.


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                                                                               3


         IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                        [NAME OF NEW GUARANTOR],

                                           by

                                               --------------------------------
                                               Name:
                                               Title:


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,

                                           by

                                               --------------------------------
                                               Name:
                                               Title: